As filed with the Securities and Exchange Commission on December 23, 2022

Registration No. 333-258355

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

BIT BROTHER LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

15/F, Block A, Kineer Business Centre

53 Binjiang Road, Floor 21, Gaoxin Xiangrikui Lanshan Building

Yuelu District, Changsha, Hunan Province, China 410023

Tel: +86-0731-82290658

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

((Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Joan Wu, Esq.

Hunter Taubman Fischer & Li, LLP

48 Wall Street, Suite 1100

New York, New York 10005

(212) 530-2208

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 2 (this “Amendment”) to the Registration Statement on Form F-3 (File No. 333-258355) (the “Registration Statement”) of Bit Brother Limited (the “Company”), as amended on January 6, 2022, is being filed to include: (1) additional disclosures related to the Company’s holding structure and operations in China; (2) the risks associated with the Company having operations in China and its contractual arrangements with variable interest entities based in China; (3) additional disclosures related to our new line of business in the blockchain and cryptocurrency mining business; (4) update the selling shareholder table; and (5) update the registration statement of 93,401 Class A ordinary shares, no par value, underlying certain warrants of the Company that were previously held by certain selling shareholders.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these Class A ordinary shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these Class A ordinary shares, and it is not soliciting an offer to buy these Class A ordinary shares in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2022

PROSPECTUS

93,401 Ordinary Shares Underlying Warrants Offered by Selling Shareholders

and

11,334 Class A Ordinary Shares Offered by Selling Shareholders

BIT BROTHER LIMITED

This prospectus relates to the registration of the resale by the selling shareholders of 93,401 ordinary shares, no par value, underlying Warrants (the “Warrants”), and the resale by certain selling shareholders of 11,334 Class A ordinary shares (the “Shares”) of Bit Brother Limited, a company incorporated under the laws of the British Virgin Islands (the “Company”, or “Bit Brother”). The holders of the Warrants and the Class A ordinary shares are each referred to herein as a “Selling Shareholder” and collectively as the “Selling Shareholders.” Each of the Warrants is exercisable for one ordinary share at an exercise price of $54 per share.

This prospectus also covers any additional ordinary shares that may become issuable upon any anti-dilution adjustment pursuant to the terms of the Warrants issued to the Selling Shareholders by reason of share splits, share dividends, and other events described therein.

The securities may be sold by the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. The Selling Shareholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the Class A ordinary shares issuable from time to time upon exercise of the Warrants, through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, see the section entitled “Plan of Distribution” on page 60. For a list of the Selling Shareholders, see the section entitled “Selling Shareholders” on page 59.

The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Class A ordinary shares hereunder following the effective date of this registration statement.

We are registering the Warrants and Shares on behalf of the Selling Shareholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of the Shares or the ordinary shares underlying the Warrants, we may receive up to $54 per share upon the cash exercise of the Warrants. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Warrants. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Warrants.

Bit Brother is a holding company incorporated under the laws of British Virgin Islands and has no operation of its own. Bit Brother conducts part of its operations through Hunan Ming Yun Tang Brand Management Co., Ltd., or Hunan MYT, and Hunan Bit Brothers Holdings Co., Ltd., or Hunan BTB, the variable interest entities. The VIE Structure involves unique risks to investors. This is an offering of Class A ordinary shares of Bit Brother. Due to PRC legal restrictions on foreign ownership, investors do not hold equity interests in Hunan MYT, or Hunan BTB, the VIEs. Neither Bit Brother nor its subsidiaries own any share in Hunan MYT, or Hunan BTB. Instead, Bit Brother controls and receives the economic benefits of Hunan MYT, and Hunan BTB’s business operation through a series of contractual arrangements, also known as VIE Agreements, dated November 19, 2018, and May 13, 2021, respectively. The VIE Agreements are designed to provide our wholly-foreign owned entities, Mingyuntang (Shanghai) Tea Co., Ltd. and Qingdao Ether Continent Digital Technology Co., Ltd. with the power, rights, and obligations to the VIEs as set forth under the VIE Agreements. As a result of Bit Brother’s direct ownership in the WFOEs and the VIE Agreements, Bit Brother is regarded as the primary beneficiary of the VIEs for accounting purpose. Accordingly, we treat VIEs and their subsidiaries as our consolidated affiliated entities and have consolidated the financial results of VIEs and their subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as the investors will not and may never hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us. Because we do not hold equity interests in the VIEs, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements as they have not been tested in a court of law. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of the securities offered by us in this prospectus may depreciate significantly or become worthless. Our VIE Agreements may not be effective in providing control over Hunan MYT, and Hunan BTB. We may also subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission or CSRC, if we fail to comply with their rules and regulations. See “Risk Factors – Risks Relating to Doing Business in the PRC The approval of the CSRC and other compliance procedures may be required, and, if required, we cannot predict whether we will be able to obtain such approval,” and “Risk Factors – Risks Relating to Our Corporate Structure – Because we are an offshore holding company and conduct our business the VIEs in China, if we fail to comply with applicable PRC law, we could be subject to severe penalties and our business could be adversely affected.”

We are subject to certain legal and operational risks associated with the VIEs’ operations in China, which could cause the value of our securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in material changes in our operations and/or the value of our Class A ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, we, our subsidiaries, and the VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction.

On December 24, 2021, the CSRC released Provisions of the State Council on the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”), and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”, collectively with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”), both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. The Draft Filing Measures provide supporting rules for the Draft Administrative Provisions by specifying the primary filing procedures for overseas offerings and listing by “domestic enterprises”. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within 3 working days after the overseas listing application is submitted. The required filing materials for an initial public offering and listing shall include, but are not limited to: regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable). Furthermore, on April 2, 2022, the CSRC published the Provisions on Strengthening the Management of Confidentiality and Archives Related to the draft Overseas Issuance of Securities and Overseas Listing by Domestic Companies (draft for public comments), or the Draft Archives Rules, which stipulate that relevant approval, filing, reporting and other regulatory procedures are required in relation to the disclosure, provision and transmission of materials, working papers, archives that contain relevant state secrets or that have a sensitive impact (i.e. may be detrimental to national security or the public interest if divulged) by the domestic listing companies, securities companies and securities service institution to recipients outside the PRC such as the overseas listing regulatory authorities. As of the date of this prospectus, we are not required to obtain any permission from any PRC governmental authorities to offer securities to foreign investors. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering.

Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “new Cybersecurity Review Measures”) to replace the original Cybersecurity Review Measures. The new Cybersecurity Review Measures took effect on February 15, 2022. Pursuant to the new Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. As advised by our PRC counsel, Taihang Law Firm, we do not expect to be subject to cybersecurity review, because: (i) we are not in possession of or otherwise holding personal information over one million uses; (ii) since January 1st of the last year, the cumulative amount of personal information provided overseas from us are not reached 100,000; or the cumulative amount of sensitive personal information provided overseas from us are not reached 10,000; and (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. Since these statements by the PRC government are newly published or remain as drafts for public comments only, and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our or the PRC operating entities’ daily business operation, the ability to accept foreign investments and listing on U.S. exchanges.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board, or the PCAOB, issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Our auditor, Centurion ZD CPA & Co., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Centurion ZD CPA & Co.’s compliance with applicable professional standards. Centurion ZD CPA & Co. is headquartered in Hong Kong with no branches or offices in the United States. As such, Centurion ZD CPA & Co., was identified as a firm subject to the PCAOB’s determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries in Hong Kong, and the consolidated VIEs, Hunan MYT, and Hunan BTB, the VIEs in China, for our cash and financing requirements. In order for us to pay dividends to our shareholders, we will rely on payments made from the VIEs to our WFOEs, Mingyuntang (Shanghai) Tea Co. Ltd. or Shanghai MYT, and Qingdao Ether Continent Digital Technology Co., Ltd., or Qingdao ECDT, respectively, pursuant to the VIE Agreements between them, and the distribution of such payments to Tea Language Group Limited or MYT HK as dividends from the WFOEs. Certain payments from the VIEs to the WFOEs are subject to PRC taxes, including business taxes and VAT. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any dividends will be paid in the foreseeable future. As of the date of this prospectus, there has been no distribution of dividends among the holding company, the subsidiaries or the consolidated VIE. In the future, cash proceeds raised from financing activities, including this offering, may be transferred by us to the consolidated VIE via capital contribution or shareholder loans, as the case may be. Please see our consolidated financial statements starting on page F-1 of in our most recent annual report on Form 20-F, filed on October 31, 2022, as amended for more information.

Our Class A ordinary shares are currently listed on the Nasdaq Capital Market under the symbol “BTB.”

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates as of the date of this prospectus is approximately $91.46 million.

INVESTING IN OUR CLASS A ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 22, AS WELL AS THE RISKS DISCUSSED UNDER THE CAPTION “RISK FACTORS” IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 23, 2022

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission. Under that registration statement, the selling shareholders may offer from time to time our Class A ordinary shares in one or more offerings.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

In this prospectus, unless we indicate otherwise, “we,” “us,” “our,” “the Company,” “BTB” and/or “Bit Brother” refer to Bit Brother Limited.

Implications of Being a Foreign Private Issuer and a China based company.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the British Virgin Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards.

However, the VIE structure cannot completely replicate a foreign investment in China-based companies, as the investors will not and may never hold equity interests in the Chinese operating entities. Instead, the VIE structure provides contractual exposure to foreign investment in us. Because we do not hold equity interests in the VIEs, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements as they have not been tested in a court of law. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations and the value of the securities offered by us in this prospectus may depreciate significantly or become worthless.

Bit Brother is a holding company incorporated under the laws of British Virgin Islands and has no operation of its own. Bit Brother conducts part of its operations through Hunan Ming Yun Tang Brand Management Co., Ltd., or Hunan MYT, and Hunan Bit Brothers Holdings Co., Ltd., or Hunan BTB, the variable interest entities, and their subsidiaries. The VIE Structure involves unique risks to investors. This is an offering of Class A ordinary shares of Bit Brother. Due to PRC Legal restrictions on foreign ownership, investors do not hold equity interests in Hunan MYT, or Hunan BTB, the VIEs. Neither Bit Brother nor its subsidiaries own any share in Hunan MYT, or Hunan BTB. Instead, Bit Brother controls and receives the economic benefits of Hunan MYT, and Hunan BTB’s business operation through a series of contractual arrangements, also known as VIE Agreements, dated November 19, 2018, and May 13, 2021, respectively. As a result of Bit Brother’s direct ownership in the WFOEs and the VIE Agreements, Bit Brother is regarded as the primary beneficiary of the VIEs for accounting purpose. Accordingly, we treat VIEs and their subsidiaries as our consolidated affiliated entities and have consolidated the financial results of VIEs and their subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

The following diagram illustrates our corporate structure as of the date of this prospectus.

On May 22, 2018, the Company established a U.S. subsidiary named as Delta Technology Holdings USA Inc. Delta Technology Holdings USA Inc issued 20 shares without par value to Delta Technology Holdings Limited. In May 2021, the Delta Technology Holdings USA Inc changed its company name into Bit Brother New York Inc (“BTB NY”).

On August 28, 2018, the Company formed NTH Holdings Limited (“NTH BVI”), a wholly owned subsidiary, in British Virgin Island (“BVI”).

On September 11, 2018, NTH BVI formed a wholly owned subsidiary, Tea Language Group Limited (“NTH HK”) in Hong Kong. On October 19, 2018, the Company, through NTH HK, established Mingyuntang (Shanghai) Tea Co. Ltd. (“Shanghai MYT”). On March 22, 2021, the Company, through NTH HK, established Qingdao Ether Continent Digital Technology Co., Ltd. (“Qingdao ECDT”).

On November 19, 2018, Shanghai MYT entered into a series of VIE agreements (“Hunan MYT VIE Agreements”) with Hunan MYT and its shareholder Peng Fang. The Hunan MYT VIE Agreements are designed to provide Shanghai MYT with the power, rights and obligations to Hunan MYT as set forth under the Hunan MYT VIE Agreements, including absolute control rights and the rights to the management, operations, assets, property and revenue of Hunan MYT. The purpose of the Hunan MYT VIE Agreements is solely to give Shanghai MYT the exclusive control over Hunan MYT’s management and operations. Hunan MYT commenced operations in December 2018, and was engaged in the specialty tea product distribution and retail business by provision of high-quality tea beverages in its tea shop chain.

On April 21, 2021, Bit Brother NY acquired a wholly owned subsidiary, BTB Limited (formerly “Futureway International Management Limited”) (“BTB HK”) in Hong Kong. On May 25, 2021 and November 1, 2021, BTB HK formed Hunan Bit Brother Investment Co., Ltd. (formerly “Hunan Fuhui Investment Co., Ltd.”) (“BTB Investment”) and Suzhou BTBox Technology Co., Ltd. (“BTBox”), both of which are wholly owned subsidiaries in China. On November 17, 2022 and December 7, 2022, BTB HK formed Shenzhen Bit Brothers Investment Co., Ltd. (“Shenzhen BTB”) and Qingdao Bit Brothers International Trade Co., Ltd. (“Qingdao BTB”), both of which are wholly owned subsidiaries in China.

On May 13, 2021, Qingdao ECDT entered into a series of VIE agreements (“Hunan BTB VIE Agreements”) with Hunan BTB and its shareholders. The VIE agreements are designed to provide Qingdao ECDT with the power, rights and obligations to Hunan BTB as set forth under Hunan BTB VIE Agreements, including absolute control rights and the rights to the management, operations, assets, property and revenue of Hunan BTB. The purpose of the Hunan BTB VIE agreements is solely to give Qingdao ECDT the exclusive control over Hunan BTB’s management and operations. Hunan BTB commenced operations in May, 2021, and has begun conducting research and development of its cryptocurrency distribution platform and application solutions.

However, the VIE Agreements are less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of the arrangements. For example, Hunan MYT, and Hunan BTB, the VIEs and VIEs’ shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their contractual obligations under the VIE Agreements to exercise control over the VIEs. The shareholders of the VIEs may not act in the best interests of our Company or may not perform their obligations under these contracts. In addition, failure of the shareholders of the VIEs to perform certain obligations could compel the Company to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. As of the date of this prospectus, the VIE Agreements have not been tested in a court of law. If the Chinese regulatory authorities disallow the VIE structure in the future, it will likely result in a material change in our operation and financial performance. It could also result in a material change in the value of the securities offered by us in this prospectus, causing the value of such securities to significantly decline or become worthless.

We are subject to certain legal and operational risks associated with the VIEs’ operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in a material change in our operations and/or the value of our Class A ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. We may also be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our remaining business operations in China or even our ability to offer securities in the United States. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On December 24, 2021, the CSRC released the Draft Administrative Provisions and the Draft Filing Measures, both of which had a comment period that expired on January 23, 2022. The Draft Administrative Provisions and Draft Filing Measures regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”. The Draft Administrative Provisions specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas. The Draft Filing Measures provide supporting rules for the Draft Administrative Provisions by specifying the primary filing procedures for overseas offerings and listing by “domestic enterprises”. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC and such filing obligation shall be completed within 3 working days after the overseas listing application is submitted. The required filing materials for an initial public offering and listing shall include, but are not limited to: regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable). On April 2, 2022, the CSRC published the Draft Archives Rules, for public comments. In the overseas listing activities of domestic companies, domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests. As of the date of this prospectus, we are not required to obtain any permission from any PRC governmental authorities to offer securities to foreign investors. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. Although we endeavor to comply with all the applicable laws and regulations, if the PRC operating entities (i) do not receive or maintain applicable permissions or approvals for our operation and to offer the securities being registered to foreign investors, or (ii) inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and the PRC operating entities are required to obtain permissions or approvals in the future, the PRC operating entities’ business operation may be materially affected and\or we may lose our consolidated VIE, which conducts the PRC operating entities’ manufacturing operations, holds significant assets and accounts for significant revenues, and have to modify such structure to comply with regulatory requirements. There can be no assurance that we or the PRC operating entities can achieve this without material disruption to the PRC operating entities’ business. Therefore, it may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Furthermore, pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “new Cybersecurity Review Measures”) to replace the original Cybersecurity Review Measures. The new Cybersecurity Review Measures took effect on February 15, 2022. Pursuant to the new Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. As advised by our PRC counsel, Taihang Law Firm, we do not expect to be subject to cybersecurity review, because: (i) we are not in possession of or otherwise holding personal information over one million uses; (ii) since January 1st of the last year, the cumulative amount of personal information provided overseas from us are not reached 100,000; or the cumulative amount of sensitive personal information provided overseas from us are not reached 10,000; and (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. See “Risk Factors – Risks Relating to Our Corporate Structure – Because we are an offshore holding company and conduct our business the VIEs in China, if we fail to comply with applicable PRC law, we could be subject to severe penalties and our business could be adversely affected.”

Our PRC subsidiaries and VIEs have obtained all material permissions and approvals required for our operations in compliance with the relevant laws and regulations in the PRC, including the business license. The business license in PRC is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license and permit requirements. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating results, financial condition and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, none of our Company, our subsidiaries, the VIE, or the VIE’s subsidiaries has applied for, received or been denied approval from any Chinese authorities to list on the Nasdaq Stock Market, nor received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the China Securities Regulatory Commission, or the CSRC, or any other PRC governmental authorities. We believe that we, our subsidiaries and the VIE and the VIE’s subsidiaries are not required to obtain permission from Chinese authorities to issue these securities to foreign investors based on the PRC laws, regulations and rules currently in effect. However, if we are subsequently advised by any Chinese authorities that permission for this offering and/or listing on the Nasdaq Stock Market was required, we may not be able to obtain such permission in a timely manner, if at all. If this risk occurs, our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless.

As of June 30, 2022 and 2021, the consolidated VIEs accounted for an aggregate of 44.2% and 25.8% of our total assets, respectively. As of June 30, 2022 and 2021, $0.92 million, and 1.35 million of cash and cash equivalents were denominated in RMB, respectively.

Our ability to pay dividends depends upon dividends paid by our operating entities. If the operating entity incurs debt on its own behalf, the instruments governing its debt may restrict its ability to pay dividends to us.

The operating entities in China will be permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or PRC GAAP. In accordance with PRC company laws, any consolidated VIEs in China must make appropriations from its after-tax profits to non-distributable reserve funds including (i) statutory surplus fund and (ii) discretionary surplus fund. The appropriation to the statutory surplus fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the consolidated VIEs. Appropriation to discretionary surplus fund will be made at the discretion of the consolidated VIEs.

Pursuant to the law applicable to China’s foreign investment enterprises, an operating entity that is a foreign investment enterprise in the PRC has to make appropriation from its after-tax profit, as determined under PRC GAAP, to reserve funds including (i) general reserve fund, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of the operating company. Appropriation to the other two reserve funds is at the discretion of the operating company in China.

As an offshore holding company, we will be permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund-raising activities to the operating entities (as a subsidiary) in China only through loans or capital contributions, and to the consolidated affiliated entity only through loans, in each case subject to the satisfaction of the applicable government registration and approval requirements. Before providing loans to the onshore entities (i.e. the PRC subsidiaries and VIE entities), we will be required to make filings about details of the loans with SAFE in accordance with relevant PRC laws and regulations. The PRC subsidiaries and VIE entities that receive the loans are only allowed to use the loans for the purposes set forth in these laws and regulations.

To make capital contributions to our PRC subsidiaries, Shanghai MYT and Qingdao ECDT, the amount of capital contribution shall be limited to the registered capital of Shanghai MYT and Qingdao ECDT. However, Shanghai MYT and Qingdao ECDT may increase its registered capital with the local Administration for Market Regulation (AMR) at any time. In practice, under the condition that each of Shanghai MYT and Qingdao ECDT is prepared with complete materials, the local AMR will generally approve the application within several business days, and the local bank’s approval for the inward remittances of registered capital can be also completed within a few business days.

To make loans to Shanghai MYT, Qingdao ECDT or the VIEs, according to the Circular of the People’s Bank of China on Matters relating to the Macro-prudential Management of Comprehensive Cross-border Financing, or PBOC Circular 9, the total cross-border financing of a company shall be calculated using a risk-weighted approach and shall not exceed an upper limit. The upper limit shall be calculated as capital or assets (for enterprises, net assets shall apply) multiplied by a cross-border financing leverage ratio and multiplied by a macro-prudential regulation parameter. The macro-prudential regulation parameter is currently one, which may be adjusted by the People’s Bank of China and the State Administration of Foreign Exchange in the future, and the cross-border financing leverage ratio is 2 for enterprises. Therefore, the upper limit of the loans that a PRC company can borrow from foreign companies shall be calculated at two times the borrower’s net assets. When Shanghai MYT, Qingdao ECDT and the VIEs jointly apply for borrowing foreign debt, the upper limit of borrowing shall be two times of the net assets in the consolidated financial statement, and the VIEs shall make a commitment to give up its application for borrowing foreign debt in its own name. Furthermore, Shanghai MYT or Qingdao ECDT, as a foreign-invested enterprise, may also choose to calculate the upper limit of foreign debt borrowing based on the surplus between the total investment in projects approved by the verifying departments and the registered capital. Bit Brother can make loans to Shanghai MYT or Qingdao ECDT within the range of the surplus.

As of the date of this prospectus, there have not been any dividends or distributions made to the holding company, nor have there been any dividends or distributions made to U.S. investors. We are subject to restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors. We are also subject to restrictions and limitations on our ability to distribute earnings from our businesses, including subsidiaries and/or consolidated VIEs, to our holding company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements. See “Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our net revenue effectively and our ability to transfer cash between our PRC subsidiaries and us, across borders, and to investors and affect the value of your investment”

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Bit Brother to a HK subsidiary or from a HK subsidiary to Bit Brother. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit Shanghai MYT or Qingdao ECDT to pay dividends to the HK subsidiary only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our securities.

The following financial information of the VIEs in the PRC was recorded in the accompanying consolidated financial statements:

Condensed Consolidating Financial Schedule

The following tables present condensed consolidated financial data of Bit Brother Limited and its subsidiaries and the VIE and its subsidiaries for the fiscal years ended June 30, 2022, and 2021.

BIT BROTHER LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

As at June 30, 2022

	The Company	Entity outside China	WOFE	VIEs	Entities inside China	Total before Adjusments	Interco Adjustment	Total
	USD	USD	USD	USD	USD	USD	USD	USD
ASSETS
Current assets
Cash	-	11,184,717	6,975	915,280	883,687	12,990,659		12,990,659
Short-term investments	-			0	-	-		0
Accounts receivable	-		112,232	(112,232)	-	-		-
Inventories	-	-	32,984	88,749	95,784	217,517		217,517
Prepayments to suppliers	-			-	-	-		-
Loan due from a third party	-	28,886,812			-	28,886,812		28,886,812
Due from related parties		1,300,000	621,570	(608,853)	-	1,312,717		1,312,717
Other current assets	-	100,000	3,766	34,521	111,990	250,277		250,277
Due from intercompanies	7,250,000	16,606,729	(11,972,226)	399,803	(77,493)	12,206,812	(12,206,812)	-
Total current assets	7,250,000	58,078,257	(11,194,698)	717,267	1,013,968	55,864,793	(12,206,812)	43,657,981

Non-current assets
Long-term investment	-	13,057,230	2,178,013	(1,077,719)	2,918,062	17,075,586	(15,975,292)	1,100,294
Goodwill	-	-		227,683	-	227,683		227,683
Property and equipment, net	-	-	1,413,282	864,809	341,605	2,619,696	-	2,619,696
Deposits for property and equipment	-	8,629,005	11,859,756	45,755,946	-	66,244,707	(2,561,110)	63,683,597
Intangible assets	-	-	56,111	28,747	-	84,858	-	84,858
Right of use assets	-	-	25,668	12,449	81,926	120,043		120,043
Assets held for sale				3,072,221		3,072,221		3,072,221
Other noncurrent assets	-	-		8,291	-	8,291		8,291
Total noncurrent assets	-	21,686,235	15,532,831	48,892,426	3,341,594	89,453,086	(18,536,402)	70,916,684

Total Assets	7,250,000	79,764,492	4,338,132	49,609,694	4,355,562	145,317,879	(30,743,214)	114,574,665

LIABILITIES
Current liabilities
Accounts payable	-	-	(290,489)	(52,123)	(1,282)	(343,894)	-	(343,894)
Unearned income	-	-	(21,346)	(68,903)	-	(90,249)	-	(90,249)
Income tax payable	-	-		-	-	-	-	0
Other current liabilities	-	(39)	(8,972)	(197,462)	(73,633)	(280,106)		(280,106)
Due to intercompanies	-	-		(10,024,069)		(10,024,069)	10,024,069	-
Lease liabilities, current	-	-	(15,224)	(10,351)	(60,972)	(86,547)	-	(86,547)
Warrants liabilities	(312,962)	-		-	-	(312,962)	312,962	-
Due from intercompanies	-	-	(8,362,340)	8,362,340	-	-		-
Liabilities held for sale				(318,528)		(318,528)		(318,528)
Total current liabilities	(312,962)	(39)	(8,698,370)	(2,309,097)	(135,888)	(11,456,356)	10,337,031	(1,119,325)

Lease liabilities, noncurrent	-	-	(2,120)	(0)	(15,700)	(17,820)	-	(17,820)
Total Liabilities	(312,962)	(39)	(8,700,490)	(2,309,097)	(151,588)	(11,474,176)	10,337,031	(1,137,145)

Capital and reserves
Ordinary shares	(2,335)	(4,813,892)		(4,395,850)	(4,592,342)	(13,804,419)	13,792,643	(11,776)
Preferred shares	-	-		-	-	-		-
Additional paid-in capital	(15,219,078)	(81,298,752)		(47,671,124)	-	(144,188,954)	(11,058,530)	(155,247,484)
Statutory reserves	-	-		(5,981)		(5,981)	5,981	-
Accumulated losses	-	6,286,232	4,450,831	2,763,576	388,369	13,889,008	28,850,327	42,739,335
Accumulated other comprehensive income	8,284,375	61,959		(54,764)		8,291,570	(4,957,770)	3,333,800
Total Equity	(6,937,038)	(79,764,453)	4,450,831	(49,364,143)	(4,203,974)	(135,818,776)	26,632,651	(109,186,125)
Noncontrolling interest	-	-	(88,473)	2,063,546	-	1,975,073	(6,226,468)	(4,251,395)
Total Liabilities and Equity	(7,250,000)	(79,764,492)	(4,338,132)	(49,609,694)	(4,355,562)	(145,317,879)	30,743,214	(114,574,665)

Revenue	-	-	127,739	637,355	-	5,711,681	(4,946,587)	765,094
Cost of sales	-	-	(70,771)	(379,539)	-	(3,751,389)	3,301,079	(450,310)
Business taxes and surcharge	-	-		-	-	-	-	-
Rental expenses	-	-		-	-	-	-	-
General and administrative expenses	-	(1,676,280)	(1,395,646)	(1,325,374)	(235,543)	(3,237,197)	(7,171,333)	(10,408,530)
Interest income	-	1,629	(66,941)	2,483	115	(62,715)		(62,715)
Impairment of long-term investment							(412,707)	(412,707)
Impairment of deposits for property and equipment							(2,561,110)	(2,561,110)
Change in fair value of warrants							65,576	65,576
Share of equity investee							(279,817)	(279,817)
Other gains - net	-	(274)	(89,541)	(193,116)	(152,940)	(346,330)	343,745	(2,585)
Loss from discontinued operations				(2,903,490)		(2,903,490)	(9,573,081)	(12,476,571)
Income taxes	-	-		(87)	-	(87)	87	-
Net income	-	(1,674,925)	(1,495,161)	(4,161,767)	(388,369)	(4,589,527)	(21,234,147)	(25,823,675)

Net loss attributable to NCI	-	-		(1,497,967)	-	(89,773)	1,587,740	1,497,967
Net loss attributable to BTB Ltd.’s shareholders	-	(1,674,925)	(1,495,161)	(5,659,734)	(388,369)	(4,679,300)	(19,646,407)	(24,325,708)

BIT BROTHER LIMITED

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Twelve months ended June 30, 2022

	The Company	Entity outside China	WOFE	VIEs	Entities inside China	Total before Adjusments	Interco Adjustment	Total
	USD	USD	USD	USD	USD	USD	USD	USD

Revenue	-	-	127,739	637,355	-	5,711,681	(4,946,587)	765,094
Cost of sales	-	-	(70,771)	(379,539)	-	(3,751,389)	3,301,079	(450,310)
Business taxes and surcharge	-	-		-	-	-	-	-
Rental expenses	-	-		-	-	-	-	-
General and administrative expenses	-	(1,676,280)	(1,395,646)	(1,325,374)	(235,543)	(3,237,197)	(7,171,333)	(10,408,530)
Interest income	-	1,629	(66,941)	2,483	115	(62,715)		(62,715)
Impairment of long-term investment							(412,707)	(412,707)
Impairment of deposits for property and equipment							(2,561,110)	(2,561,110)
Change in fair value of warrants							65,576	65,576
Share of equity investee							(279,817)	(279,817)
Other gains - net	-	(274)	(89,541)	(193,116)	(152,940)	(346,330)	343,745	(2,585)
Loss from discontinued operations				(2,903,490)		(2,903,490)	(9,573,081)	(12,476,571)
Income taxes	-	-		(87)	-	(87)	87	-
Net income	-	(1,674,925)	(1,495,161)	(4,161,767)	(388,369)	(4,589,527)	(21,234,147)	(25,823,675)

Net loss attributable to NCI	-	-		(1,497,967)	-	(89,773)	1,587,740	1,497,967
Net loss attributable to BTB Ltd.’s shareholders	-	(1,674,925)	(1,495,161)	(5,659,734)	(388,369)	(4,679,300)	(19,646,407)	(24,325,708)

BIT BROTHER LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

Twelve months ended June 30, 2022

	The Company	Entities outside China	WOFE	VIEs	Entitiy inside China	Pre-adjustment Total	Adjustments	Adjusted Total
	US$	US$	US$	US$	US$	US$	US$	US$
Cash Flows from Operating Activities:
Net loss	-	(1,674,377)	(1,440,482)	(4,216,446)	(388,369)	(7,719,674)	(18,104,001)	(25,823,675)
Net loss from discontinued operations		-	-	(2,903,490)	-	(2,903,490)	(9,573,081)	(12,476,571)
Net loss from continuing operations		(1,674,377)	(1,440,482)	(1,312,956)	(388,369)	(4,816,184)	(8,530,920)	(13,347,104)
Adjustments to reconcile net income (loss) to net cash used in operating activities:				-		-
Depreciation of property and equipment	-	-	203,724	53,062	21,919	278,705		278,705
Amortization of intangible assets	-	-	8,046	306		8,352		8,352
Loss from disposal of PPE	-	-	5,169	196		5,365		5,365
Impairment of PPE			67,022	2,544		69,566		69,566
Amortization of right of use assets	-	-	142,925	10,028	39,092	192,045		192,045
Changes in fair value of warrants	-	-		-		-	(65,576.00)	(65,576)
Impairment of deposits for property and equipment							2,561,110.00	2,561,110
Impairment of investments in equity investees							412,707.00	412,707
Share based compensation expenses	-	-		-		-	5,622,476.00	5,622,476
Writing off accounts receivable			112,232	4,260		116,492		116,492
Share of equity investee	-	-	81,901	197,916		279,817		279,817
Inventory provision			336,643	12,778		349,421		349,421
Changes in operating assets and liabilities:				-		-		-
Accounts receivable	-	-	(0)	137		137		137
Inventories	-	-	(269,079)	7,316	(95,784)	(357,547)		(357,547)
Prepayments to suppliers	-	-	26,189	(1,696)	(18,883)	5,610		5,610
Due from related parties	-	-		-		-		-
Other current assets	-	(100,000)	131,123	84,071	(93,107)	22,087		22,087
Other noncurrent assets	-	-	11,787	448		12,235		12,235
Accounts payable	-	-	261,584	11,029	1,282	273,895		273,895
Unearned income			(9,793)	(38,169)		(47,962)		(47,962)
Tax payable		-		-		-		-
Other current liabilities	-	-	33,419	(116,934)	72,239	(11,276)		(11,276)
Advance from customers	-	-		-		-		-
Lease liabilities	-	-	(133,032)	(11,831)	(44,346)	(189,209)		(189,209)
Due from interco	-	(5,070,306)	960,002	(163,510)	78,888	(4,194,926)	4,194,926	-
				-		-
Net Cash Used in Operating Activities - continuing		(6,844,683)	529,380	(1,261,005)	(427,069)	(8,003,377)	4,194,723	(3,808,654)
Net Cash Used in Operating Activities - discontinued				(2,448,454)		(2,448,454)		(2,448,454)
Net Cash Used in Operating Activities	-	(6,844,683)	529,380	(3,709,459)	(427,069)	(10,451,831)	4,194,723	(6,257,108)
				-		-
Cash Flows from Investing Activities:				-		-
Purchases of property and equipment	-	-		(98,013)	(363,524)	(461,537)		(461,537)
Payment of deposits in PP&E			(11,859,756)	(35,633,022)		(47,492,778)		(47,492,778)
Purchases of intangible assets	-	-	-	(29,838)		(29,838)		(29,838)
Purchases of digital assets		(1,300,000)		-		(1,300,000)		(1,300,000)
Proceeds from disposal of PPE	-	-		-		-		-
Loan due from a third party	-	-		-		-		-
Investment in short-term investments	-	-		-		-		-
Release from short-term investments		-		-		-		-
Deposits in PPE	-	-		-		-		-
Investment in a equity investees	-	(1,672,352)	(1,182,195)	(44,875)		(2,899,422)	1,672,352	(1,227,070)
Collection of loans from third parties		(24,166,513)	11,859,756	(11,859,756)		(24,166,513)		(24,166,513)
Collection of loans from related parties				695		695		695
Cash obtained from acquisition of a subsdiary	-	-		-		-	-	-
Acquisition of a subsidiary	-	-		477,246	(2,918,062)	(2,440,816)	2,918,062	477,246
				-		-		-
Net Cash (Used in) Provided by Investing Activities - continuing		(27,138,865)	(1,182,195)	(47,187,563)	(3,281,586)	(78,790,209)	4,590,414	(74,199,795)
Net Cash (Used in) Provided by Investing Activities - discontinued				2,061,136		2,061,136		2,061,136
Net Cash (Used in) Provided by Investing Activities	-	(27,138,865)	(1,182,195)	(45,126,427)	(3,281,586)	(76,729,073)	4,590,414	(72,138,659)
				-		-
Cash Flows from Financing Activities:				-		-
Proceeds from capital injection		32,230,659		48,708,992	4,592,342	85,531,994	(10,375,871)	75,156,123
Repurchase of warrant		(6,439,199)		-		(6,439,199)		(6,439,199)
Net Cash Provided by Financing Activities	-	25,791,460	-	48,708,992	4,592,342	79,092,795	(10,375,871)	68,716,924
				-		-
Effect of Exchange Rate Changes on Cash	-	-		(35,523)		(35,523)	1,590,733	1,555,210
				-		-
Net Increase In Cash	-	(8,192,087)	(652,815)	(162,417)	883,687	(8,123,632)	(1)	(8,123,633)
Cash at Beginning of Period	-	19,376,803	1,281,360	500,205	-	21,158,368	(432,789)	20,725,579
Cash at Beginning of Period-discountinued								432,789
Less: Cash at End of Period-discountinued								(44,077)
Cash at End of Period	-	11,184,716	628,545	337,788	883,687	13,034,736		12,990,659

BIT BROTHER LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

As at June 30, 2021

	The Company	Entity outside China	VIEs	Entities inside China	Total before Adjusments	Interco Adjustment	Total
	USD	USD	USD	USD	USD	USD	USD
ASSETS
Current assets
Cash	-	19,376,803	1,781,565	-	21,158,368		21,158,368
Short-term investments	-	-	2,526,328	-	2,526,328		2,526,328
Accounts receivable	-	-	407,523	-	407,523		407,523
Inventories	-	-	1,466,996	-	1,466,996		1,466,996
Prepayments to suppliers	-	-	27,165	-	27,165		27,165
Loan due from a third party	-	4,714,027	12,580,671	-	17,294,698		17,294,698
Due from related parties		16,491,262	-	(12,021,271)	4,469,991	(4,469,991)	-
Other current assets	-	-	251,267	-	251,267		251,267
Due from intercompanies	-		-		-		-
Total current assets	-	40,582,093	19,041,515	(12,021,271)	47,602,337	(4,469,991)	43,132,345

Non-current assets
Long-term investment	-	6,430,000	-	1,144,306	7,574,306	(6,017,293)	1,557,013
Goodwill	-	-	-	-	-	9,573,081	9,573,081
Property and equipment, net	-	-	2,002,108	-	2,002,108	-	2,002,108
Deposits for property and equipment	-	-	1,006,234	-	9,635,239	-	9,635,239
Intangible assets	-	-	68,655	-	68,655	-	68,655
Right of use assets	-	-	1,165,172	-	1,165,172		1,165,172
Other noncurrent assets	-	-	20,827	-	20,827		20,827
Total noncurrent assets	-	15,059,005	4,262,996	1,144,306	20,466,307	3,555,788	24,022,095

Total Assets	-	55,641,098	23,304,511	(10,876,965)	68,068,644	(914,203)	67,154,440

LIABILITIES
Current liabilities
Accounts payable	-	-	(119,071)	(4,552,700)	(4,671,771)	-	(4,671,771)
Unearned income	-	-	-	-	(228,863)	-	(228,863)
Income tax payable	-	-	-	-	(147,759)	-	(147,759)
Other current liabilities	-	-	(28,948)	-	(28,948)		(28,948)
Due to intercompanies	-	-	(20,593,791)	10,911,970	(9,681,821)	9,681,821	-
Lease liabilities, current	-	-	(263,023)	-	(263,023)	-	(263,023)
Warrants liabilities	(312,962)	-	-	-	(312,962)	247,386	(65,576)
Due from intercompanies	7,250,000	-	-	-	7,250,000	(7,250,000)	-
Total current liabilities	6,937,038	-	(21,381,455)	6,359,270	(8,085,147)	2,679,207	(5,405,940)

Lease liabilities, noncurrent	-	-	(827,086)	-	(827,086)	-	(827,086)
Total Liabilities	6,937,038	-	(22,208,541)	6,359,270	(8,912,233)	2,679,207	(6,233,026)

Capital and reserves
Ordinary shares	(2,335)	(3,598)	-	-	(5,933)	3,893	(2,040)
Preferred shares	-	-	-	(4,395,850)	(4,395,850)	4,395,850	-
Additional paid-in capital	(15,219,078)	(60,249,355)	(4,395,850)	4389869	(75,474,414)	(5,443,407)	(80,917,821)
Statutory reserves	-	-	(5,981)	5981	-	(5,981)	(5,981)
Accumulated losses	-	-	3,089,584	4,518,561	7,608,145	15,364,162	22,972,307
Accumulated other comprehensive income	8,284,375	4611854.7	306,050	(867)	13,201,413	(10,419,933)	2,781,480
Total Equity	(6,937,038)	(55,641,098)	(1,006,197)	4,517,694	(59,066,638)	3,894,583	(55,172,055)
Noncontrolling interest	-	-	(89,773)	-	(89,773)	(5,659,586)	(5,749,359)
Total Liabilities and Equity	-	(55,641,098)	(23,304,511)	10,876,964	(68,068,644)	914,204	(67,154,440)

Revenue	-	-	5,711,681	-	5,711,681	-	5,711,681
Cost of sales	-	-	(3,751,389)	-	(3,751,389)	-	(3,751,389)
Business taxes and surcharge	-	-	-	-	-	-	-
Rental expenses	-	-	-	-	-	-	-
General and administrative expenses	-	(3,089,028)	(2,676,340)	(4,552,699)	(10,318,067)	(81,034)	(10,399,101)
Interest income	-	-	386,066	-	386,066		386,066
Other gains - net	-	-	129,772	34,138	163,910	(8,739)	155,171
Income taxes	-	-	(145,541)	-	(145,541)	-	(145,541)
Net income	-	(3,089,028)	(345,751)	(4,518,561)	(7,953,340)	(89,773)	(8,043,113)

Net loss attributable to NCI	-	-	(89,773)	-	(89,773)		(89,773)
Net loss attributable to BTB Ltd.’s shareholders	-	(3,089,028)	(435,524)	(4,518,561)	(8,043,113)	(89,773)	(8,132,886)

BIT BROTHER LIMITED

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Twelve months ended June 30, 2021

	The Company	Entity outside China	VIEs	Entities inside China	Total before Adjusments	Interco Adjustment	Total
	USD	USD	USD	USD	USD	USD	USD

Revenue	-	-	5,711,681	-	5,711,681	-	5,711,681
Cost of sales	-	-	(3,751,389)	-	(3,751,389)	-	(3,751,389)
Business taxes and surcharge	-	-	-	-	-	-	-
Rental expenses	-	-	-	-	-	-	-
General and administrative expenses	-	(3,089,028)	(2,676,340)	(4,552,699)	(10,318,067)	(81,034)	(10,399,101)
Interest income	-	-	386,066	-	386,066		386,066
Other gains - net	-	-	129,772	34,138	163,910	(8,739)	155,171
Income taxes	-	-	(145,541)	-	(145,541)	-	(145,541)
Net income	-	(3,089,028)	(345,751)	(4,518,561)	(7,953,340)	(89,773)	(8,043,113)

Net loss attributable to NCI	-	-	(89,773)	-	(89,773)		(89,773)
Net loss attributable to BTB Ltd.’s shareholders	-	(3,089,028)	(435,524)	(4,518,561)	(8,043,113)	(89,773)	(8,132,886)

BIT BROTHER LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

Twelve months ended June 30, 2021

	The Company	Entities outside China	VIEs	Entitiy inside China	Pre-adjustment Total	Adjustments	Adjusted Total
	US$	US$	US$	US$	US$	US$	US$
Cash Flows from Operating Activities:
Net loss	-	(3,089,028)	(435,524)	(4,518,561)	(8,043,113)		(8,043,113)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation of property and equipment	-	-	164,813	6,198	171,011		171,011
Amortization of intangible assets	-	-	8,785	28,928	37,713		37,713
Loss from disposal of PPE	-	-	43,910	(35,125)	8,785		8,785
Amortization of right of use assets	-	-	284,483	-	284,483		284,483
Changes in fair value of warrants	-	-	-	(275,055)	(275,055)		(275,055)
Share based compensation expenses	-	-	-	4,632,707	4,632,707		4,632,707
Share of equity investee	-	-	-	160,912	160,912		160,912
Changes in operating assets and liabilities:
Accounts receivable	-	-	(201,594)		(201,594)		(201,594)
Inventories	-	-	66,694		66,694		66,694
Prepayments to suppliers	-	(8,629,005)	(26,492)	-	(8,655,497)	8,655,497	-
Due from related parties	-	-	1,495		1,495		1,495
Other current assets	-	-	(129,586)	129,586	-	(129,586)	(129,586)
Other noncurrent assets	-	-	78,892	(78,892)	-	78892	78,892
Accounts payable	-	-	66,389	(66,389)	-	66,389	66,389
Tax payable		-	144,095	(144,095)	-	144,095	144,095
Other current liabilities	-	-	(42,275)	42,275	-	(42,275)	(42,275)
Advance from customers	-	-	68,545	(68,545)	-	68,545	68,545
Lease liabilities	-	-	(436,562)	436,562	-	(436,562)	(436,562)
Due from interco	-	(16,914,817)	14,616,142	-	-	-	-

Net Cash Used in Operating Activities	-	(28,632,849)	14,272,210	250,506	(11,811,459)	8,404,995	(3,406,464)

Cash Flows from Investing Activities:
Purchases of property and equipment	-	-	(758,024)	758,024	-	(758,024)	(758,024)
Payment of deposits in PP&E			-	(8,730,822)	(8,730,822)	-	(8,730,822)
Purchases of intangible assets	-	-	(4,859)	9,718	4,859	(4,859)	-
Proceeds from disposal of PPE	-	-	-	(4,859)	(4,859)		(4,859)
Loan due from a third party	-	(4,714,027)	(11,106,106)	10,273,568	(5,546,565)	(11,106,106)	(16,652,671)
Investment in short-term investments	-	-	(10,992,462)	10,992,462	0	(10,992,462)	(10,992,462)
Release from short-term investments		-	10,946,177	(10,946,177)	0	10,946,177	10,946,177
Deposits in PPE	-	-	(75,325)	983,188	907,863	(75,325)	832,538
Investment in a equity investees	-	(420,000)	(1,081,798)	1,081,798	(420,000)	(1,081,798)	(1,501,798)
Cash obtained from acquisition of a subsdiary	-	-	-		-	-	-
Acquisition of a subsidiary	-	-	-	-	-		-
			-	-
Net Cash (Used in) Provided by Investing Activities	-	(5,134,027)	(13,072,397)	4,416,900	(13,789,524)	(13,072,397)	(26,861,921)

Cash Flows from Financing Activities:
Net Cash Provided by Financing Activities	-	48,194,370	150,994	-	48,345,364		48,345,364

Effect of Exchange Rate Changes on Cash	-	-	68,373	(2,298,677)	(2,230,304)		(2,230,304)
			-	-
Net Increase In Cash	-	14,427,494	1,419,180	2,368,729	18,215,403	(2,368,728)	15,846,675
Cash at Beginning of Period	-	4,435,929	362,386	150,994	4,949,309	362,384	5,311,693
Cash at End of Period	-	18,863,423	1,781,566	2,519,723	23,164,712	(2,006,344)	21,158,368

PCAOB Inspection

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such Class A ordinary shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. Pursuant to the HFCA Act, the Public Company Accounting Oversight Board, or the PCAOB, issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Our auditor, Centurion ZD CPA & Co., the independent registered public accounting firm that issues the audit report included in this prospectus, is headquartered in Hong Kong with no branches or offices in the United States. As such, Centurion ZD CPA & Co., was identified as a firm subject to the PCAOB’s determinations. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Risk Factors Summary

Investing in our Class A ordinary shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Class A ordinary shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 22 of this prospectus and under similar headings in the other documents that are filed with the SEC, and incorporated by reference into this prospectus for additional discussion of the risks summarized in this risk factor summary as well as other risks that we face. These risks include, but are not limited to, the following:

●	The outbreak of the COVID-19 has negatively impacted our business operations and is expected to continue to have an adverse impact on our planned operations. See more detailed discussion of this risk factor on page 23 of this prospectus.

●	If the PRC government deems that the contractual arrangements in relation to Hunan MYT and/or 39Pu, our consolidated variable interest entities, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. See more detailed discussion of this risk factor on page 12 of this prospectus.

●	Contractual arrangements in relation to our variable interest entities may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC variable interest entity owe additional taxes, which could negatively affect our results of operations and the value of your investment. See more detailed discussion of this risk factor on page 38 of this prospectus.

●	Because we are a British Virgin Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. See more detailed discussion of this risk factor on page 46 of this prospectus.

●	PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits. See more detailed discussion of this risk factor on page 14 of this prospectus.

●	We are a “foreign private issuer” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects. See more detailed discussion of this risk factor on page 33 of this prospectus.

●	Uncertainties with respect to the Chinese legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect is and limit the legal protections available to you and us. See more detailed discussion of this risk factor on page 14 of this prospectus.

●	Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our Class A ordinary shares. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See more detailed discussion of this risk factor on page 34 of this prospectus.

●	Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or be worthless. See more detailed discussion of this risk factor on page 34 of this prospectus.

BUSINESS DESCRIPTION

BIT BROTHER LIMITED

Business Overview

Prior to November 2018, we were solely a fine and specialty chemical manufacturer, primarily engaged in the Chemical Business. We started sales of tea products, beverages and light meals in retail shop chains through Hunan MYT since November 2018, and we started the sale of dark tea products through Hunan 39 Pu Tea Co., Ltd., or 39Pu since October 2019. Hunan MYT is controlled by Shanghai MYT via a series of contractual agreements. We sold our equity interest in 39Pu in August, 2022. We have begun the research and development of our cryptocurrency distribution platform and application solution through Hunan BTB since May 2021. Hunan BTB is controlled by Qingdao ECDT via a series of contractual arrangements.

For the years ended June 30, 2022 and June 30, 2021, the Company generated revenues of $765,094 and $358,515 from its sales of tea products, beverages and light meals in retail shop chains, $1,672,504 and $5,353,166 from its sales of dark tea products, and $nil and $nil from its blockchain and cryptocurrency mining business. Because the Company just launched its new blockchain and cryptocurrency mining business in May 2021, and the Chinese authorities banned cryptocurrency mining in later June 2021, we did not have any operations or generate any revenues for the year ended June 30, 2021 and 2022 respectively.

Blockchain and Cryptocurrency Business

Our blockchain technology and cryptocurrency mining business is currently conducted through Bit Brother New York Inc. As for Hunan BTB, its operations shall consist of conducting research and development our metaverse technology and application solution to build various application scenarios or platforms in the metaverse, targeting both individual and institutional users.

Planned Products and Services

Cryptocurrency Mining Hosting Service Center

We plan to provide cryptocurrency mining hosting services at our host sites in the U.S. We expect our hosting sites will be powered by local grid and other power sources to provide long-term stable power supply for cryptocurrency miners as well as holistic hosting and maintenance services to of our clients.

BTBOX

We independently developed an environment-friendly and energy-saving integrated IDC mobile data center for the global market. Its system is modular integrated with water and power grids and the new water-cooling system included combines the principles of water evaporation, natural water temperature, and air circulation to form an air conditioning cycle with a natural cooling. The system achieves green energy saving, noise reduction, cooling, dust reduction, oxygen enhancement, etc. At the same time, the data center also achieves the maximum utilization of space. We expect it be customized according to each customer’s requirements and needs and is suitable for a variety of brand and model mining machines.

Competition

Cryptocurrency mining, hosting and security is in a highly competitive environment. Our competitors include companies that may have a longer history, larger market share, greater brand recognition, greater financial resources in research or other competitive advantages. We anticipate that competition will increase as cryptocurrencies gain greater acceptance and more players join the market of cryptocurrency mining and mining farm operations.

Strong competition in the market may require us to increase our marketing expenses and sales expenses, if any, or otherwise invest greater resources to gain market shares and expand our mining capacities as needed to adequately compete. Such efforts may negatively impact our profitability. If we are unable to effectively meet our business plans in the competitive landscape, our business, financial conditions and results of operations may be adversely affected.

Trademarks, Copyrights, Patents and Domain Names

We regard our future trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we will rely on trademark and trade secret law and confidentiality and invention assignment with our employees and others to protect our proprietary rights.

Research and Development

Currently in addition to development of the BTBox, our R&D department is also conducting research and feasibility studies of a mining farm distribution platform, which would enable mining operators to trade mining machines, escrow mining machines in custody service and maintenance centers, track electricity billing, monitor and roam the farming via virtual reality (“VR”). As part of our plan to develop and commercialize blockchain-based software and applications, we are also conducting feasibility study of a decentralized, user-friendly cryptocurrency wallet, which would support multi-chain, multi-currency management and exchange to better integrate mining machine transactions and mining revenue. The R&D team currently consists of 18 individuals with applicable professional background and relevant experience.

Employees

We currently have 67 full-time employees in the U.S. and China. There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

We have made employee benefit contributions for our employees in China in accordance with relevant Chinese regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and birth insurance. The Company recorded the contribution in the general administration expenses when incurred.

Licenses, Permits and Government Regulations

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., there are overlapping, unclear and evolving regulatory requirements. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

As we expect our blockchain and cryptocurrency operations will be in U.S.in the near future, if the U.S. changes its policy or regulations to prevent or limit the development of Bitcoin or cryptocurrencies generally, the price of Bitcoin or cryptocurrencies as well as the future development of our cryptocurrency related business would decrease or fail, and our business operations and financial results could be adversely affected. Therefore, our ability to comply with government policies and regulations, and to anticipate and respond to potential changes in government policies and regulations will have a significant impact on our business operations and our overall results of operations.

Tea and Light Foods Business

Products

As of June 30, 2022, we marketed a wide range of trendy tea drinks, light meals, and pastries targeting China’s new urban generation in Hunan province. Our products are focused on not only their taste but also their aesthetic presentation and health benefits. Our products are currently being offered via our flagship and general stores.

The tea drinks we are currently offering are developed on various tea bases, among which is our featured Anhua dark tea base. These tea-based beverages include fresh milk tea, fruit tea, milk cap tea, etc. The light meals offered include selections such as salads, sandwiches, pasta, steak, burritos and other healthy options. The pastries we are offering include fresh baked bread, fresh baked cakes, frosting cakes, etc.

Our goal is to be a leading brand of tea beverages in each city in which we currently and plan to operate, by selling the finest quality tea beverages and related products, as well as complementary food offerings, and by providing each customer with a pleasant and comfortable environment.

Since our expansion into the U.S. in August 2020, we have also begun offering tea and coffee products inspired by the menu of our “Buoyance Manor” stores in China through MENO, customized to fit the New Yorkers’ palate and aesthetic. Since our acquisition of Guokui Management Inc. and the CROP CIRCLE restaurant in New York City, we have also begun offering light Chinese meals and snacks through CROP CIRCLE. CROP CIRCLE’s menu includes items such as dumplings and rice noodle rolls, and features “guokui,” which is a flatbread baked in a clay oven with various choices of flavorful fillings such as shrimp, beef, pork, chicken, preserved vegetables and brown sugar, a popular street snack originating from northern China’s Shanxi province. In October 2020, we invested in two joint ventures, Chuangyeying Brand Management Co., Ltd. (“CYY”) and Changsha Store Master Food Trading Co., Ltd. (“Store Master”). The Company plans to collaborate with the management team of the CYY to promote its brands, Buoyance Manor (“浮力庄园”) and Your Ladyship Tea (“小主的茶”), through tea beverages franchisees owned by CYY. The acquisition will also strengthen and upgrade the Company’s supply chain and lower the costs of its production and transportation by integrating Store Master’s existing logistics network and warehousing capabilities.

Revenue Streams

We generate revenue from the following two sources, (1) sales of tea products, beverages and light meals in its tea shop chains by Hunan MYT.

Managed Stores

Currently, all our products are offered in our managed stores where we lease the properties, hire managers and employees, purchase equipment and operate the stores ourselves. Due to the effects of the outbreak of COVID-19, the Company has permanently closed eight general stores.

Below is a summary of flagship and general stores operated by us as of June 30, 2022:

Number of Stores
Flagship stores	2
General stores	1
Total	3

In light of the current effects of the COVID-19 outbreak, we plan to slow down the expansion of the Company’s managed stores.

JV Stores

We anticipate to enter into joint venture agreement with corporate store owners pursuant to which we will contribute our products, brands, our management services etc. in return for a fixed percentage of the profit generated by such stores. We refer to such stores as JV stores. On May 20, 2020, Hunan MYT has received the approval from the Commercial Franchise Enterprise Administration to seek franchisees for growth opportunities throughout China and officially obtained the “Business Franchise Enterprise” license issued by the Hunan Provincial Department of Commerce. The license enables the Company to grow its business through franchising with its “Buoyance Manor” brand.

Sales Channels

Generally, in one given city, we plan to operate one flagship store, which usually covers a floor area of 80-150 square meters (about 860-1,615 square feet), and a number of general stores, which usually cover a floor area of 60-80 square meters (about 646-860 square feet). The mix of flagship stores and general stores in a given market varies based on several factors, including our ability to access desirable local retail space, the complexity, profitability and expected ultimate size of the market for us and our ability to leverage the support infrastructure within a geographic region.

A flagship store can only be a managed store while a general store can be either a managed store or JV store.

Flagship Stores

Each of our flagship stores usually covers a floor area of 80-150 square meters (about 860-1,615 square feet) which offers all kinds of our products including tea drinks, light meals and pastries.

We plan to promote our brand recognition in each city by the flagship store in that city. We seek to maintain our flagship stores in strategic locations that support the brand image, targeting high customer traffic locations including shopping malls, lifestyle centers and outlets. We regularly review our store portfolio, identifying new store locations and monitoring existing locations for sufficient levels of customer traffic to maintain high exposure. We actively monitor and manage the performance of our stores and seek to incorporate information learned through the monitoring process into our analytic process and future site selection and store retention decisions.

General stores

Our general stores mainly offer tea beverages and light meals only, and cover a smaller floor area of 40-80 square meters (about 430-860 square feet) each. If a general store desires to expand the product offerings to include pastries, the store must acquire more equipment from us. The decision to offer baking products varies upon the location of general stores.

Online Delivery

We have also teamed up with China’s leading online food ordering and delivery platforms—meituan.com (“美团”) and ele.me (“饿了么”)—to allow consumers to order drinks, light meals, and pastries through the Internet from the closest stores. Consumers, however, can order only products that are suitable for delivery, such as bread with long expiration periods, light snacks, and certain tea beverages. Some tea beverages, such as milk foam cap tea, are not offered online due to its unsuitability for delivery. After a customer places an order with these online platforms, our products will be produced in the stores and delivered by professional deliverymen. The production and delivery process is typically completed in forty (40) minutes. The online platforms will charge us sixteen percent (16%) to twenty percent (20%) of the total sales amount.

Since our expansion into the U.S. in August 2020, we have also entered into agreements with the U.S.’s leading online food ordering and delivery platforms, including GrubHub, UberEats, HungryPanda, ChowBus and YBB.

Suppliers

We work with many suppliers in the sourcing of raw materials, baking equipment, furniture and decoration, utensils etc. We are not dependent on any particular suppliers.

Branding and Marketing Strategy

As of June 30, 2022, our products are offered under two brands, Buoyance Manor (“浮力庄园”) and Your Ladyship Tea (“小主的茶”). Since the expansion of our operations into the United States in August 2020, we have also begun offering our products under MENO and CROP CIRCLE as of the date of this prospectus. We plan to offer snacks and accessories, including peanut nougat gift boxes, cookies, coffee mugs, and tea cups under a new brand Meet Honey. We have entered into a series of trademark assignment and license agreements with the owners of these trademarks. For details, please refer to the section of Trademarks, Copyrights, Patents and Domain Names.

Each brand has its own market position. Buoyance Manor mainly focuses on selling coffee drinks and varieties of bread originating from Europe. Your Ladyship Tea mainly focuses on selling tea beverages and light meals. Meet Honey will mainly focus on selling snacks and accessories, including peanut nougat gift boxes, cookies, coffee mugs, and tea cups.

We have implemented the following marketing strategies to promote our brands: utilizing Baidu Ads, on-site promotion, advertising in shopping malls and commercial complexes, setting up road advertising flags, and posting adverting posters in elevators and grocery stores. We plan to also advertise in residential complexes and public transport system, and sponsor sports events.

Competition

In almost all markets in which we operate, there are numerous competitors in the specialty tea beverage business. We believe that our customers choose among specialty tea beverage brands primarily on the basis of product quality, service and convenience, as well as price. We also experience competition from large fast-food restaurants and ready-to-drink tea beverage manufactures. We also compete with restaurants and other specialty retailers for prime retail locations and qualified personnel to operate both new and existing stores.

As of the date of this prospectus, our major competitors in the Hunan province are: Maiji (“麦吉”), Luosennina (“罗森尼娜”), NAYUKI (“奈雪的茶”), and Chayanyuese (“茶颜悦色”), and our major competitors in New York are: Gong Cha, Debutea, The Alley, Moge Tee and Tiger Sugar.

Trademarks, Copyrights, Patents and Domain Names

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on trademark and trade secret law and confidentiality and invention assignment with our employees and others to protect our proprietary rights.

In the PRC, we have entered into trademark assignment agreements with Jinhou Group (Zhongguo) Limited (“Jinhou”), Hunan 39 Tea Limited (“39 Tea”), and Shanghai Guoranmei Commerce & Trade Limited, the owners of the registered trademarks Buoyance Manor (“浮力庄园”), Your Ladyship Tea (“小主的茶”) and Meet Honey, respectively. Pursuant to these trademark assignment agreements, we have acquired all the rights and interests in each respective trademark. We have submitted these trademark assignment agreements to the Trademark Office of State Administration for Industry and Commerce for review and registration and have received all relevant approvals as of the date of this prospectus.

In the U.S., we have submitted our trademarks MENO and CROP CIRCLE to the United States Patents and Trademark Office on August 31, 2020, and are currently pending examination and approval.

Our intellectual property includes our domain name www.bitbrother.com.

Property, Plant and Equipment

We have leased office space at the location of 15/F, Block A, Kineer Business Centre, 53 Binjiang Road, Yuelu District, Changsha, Hunan Province, China 410023 as our corporate headquarters.

In addition, we lease spaces from different real estate entities for our flagship stores and general stores, with average lease term between three and five years.

Research and Development

Tea-based Beverages – we have developed more than twenty types of tea-based beverages, including fruitcoffee, milk foam cap tea, fresh milk tea, and fresh fruit tea.

Baking Products – we have developed more than twenty types of baking products, including danish bread, soft European bread, room-temperature cakes, frosting cakes, and toasts.

Light Meals – we have developed more than twenty types of light meal products, including sandwiches, steak, baked cheese rice, salad, burritos, et cetera.

We try to tailor our product offering based on market demand and reacts to changing customer tastes.

Insurance

As required by laws and regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments, including housing, pension, medical insurance and unemployment insurance programs. The Company is required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. All of our full-time employees are fully covered by those employee social security plans.

Seasonality

The sale of baking products and light meals is not subject to seasonal changes, however, the sale of tea-based beverages is. The period from April to October is the top season for the sale of tea-based beverages, whereas the rest of a year is the off-season. We, however, have developed and begun to offer hot milk foam tea product offerings to mitigate the impact of seasonal fluctuations in sales.

Employees

We currently have 67 full-time employees. We have employment contracts with all of our employees in China and the U.S. in accordance with relevant PRC and U.S. laws. There are no collective bargaining contracts covering any of our employees. We believe our relationship with our employees is satisfactory.

We have made employee benefit contributions in accordance with relevant Chinese regulations, including retirement insurance, unemployment insurance, medical insurance, housing fund, work injury insurance and birth insurance. The Company recorded the contribution in the general administration expenses when incurred.

Management, Culture and Training

We are guided by a philosophy that recognizes customer service and the importance of delivering optimal performance, allowing us to identify and reward teams that meet our high performance standards. We use store-level scorecards that report key performance indicators. We provide our store managers with a number of analytical tools to support our store operations and assist them in attaining optimum store performance. These tools include key performance indicator reports, coaching logs for one-on-one meetings, weekly one-on-one meetings between our store managers and district managers and annual evaluations. While our focus is on the overall performance of the team and our stores, we provide incentives to team members, store managers and district managers.

●	Passion for Tea. We seek to recruit, hire, train, retain and promote qualified, knowledgeable and enthusiastic team members who share our passion for tea and strive to deliver an extraordinary retail experience to our customers.

●	Extensive Training. We have specific training and certification requirements for all new team members, including undergoing food handlers’ certification and foundational training. This process helps ensure that all team members educate our customers and execute our standards accurately and consistently. As team members progress to the assistant manager and manager levels, they undergo additional weeks of training in sales, operations and management.

●	Career Development and Individual Enrichment. We track and reward team member performance, which we believe incentivizes excellence and helps us identify top performers and thus maintain a sufficient talent pool to support our growth. Many of our store managers and district managers are promoted from within our organization. We are guided by a philosophy that recognizes performance, allowing us to identify and reward teams who meet our high performance standards.

Our core values and distinctive corporate culture allow us to attract passionate and friendly employees who share a vision of making tea fun and accessible. We have a strong focus on community engagement, and our culture reflects our belief in doing right by our customers and our communities. We provide our employees with extensive training, career development, individual enrichment, and empowerment, which we believe is a key contributor for our success.

Competitive Advantage

We believe the following competitive strengths have contributed to, or will contribute to, our recent and ongoing growth:

Products Composition – we provide a wide variety of products, which can satisfy our customers’ need of freshness, healthiness, and trendiness.

Products Composition – we provide a wide variety of products, which can satisfy our customers’ need of freshness, healthiness, and trendiness.

Cost Performance – we offer high-quality foods and beverages with competitive prices in the market.

Expanding Market Share– With solid market share in the current two second and third tier cities where we operate, we will eventually gain sufficient brand recognition to expand its business into more second and third tier cities and even first-tier cities.

Public Company – The fact that we are a public company listed on the Nasdaq Capital Market provides us with an edge over our competitors through enhancing the consumers’ confidence in us and our products.

Recent Developments

Registered Direct Offering

On July 16, 2021, the Company entered into certain securities purchase agreement (the “Purchase Agreement”) with certain non-affiliated institutional investors (the “Purchasers”) pursuant to which the Company agreed to sell 15,000,000 of its ordinary shares (“Ordinary Shares”) and warrants (“Warrants”) to purchase 15,000,000 Ordinary Shares in a registered direct offering (the “Offering”), for gross proceeds of approximately $22.5 million. The Warrants will be exercisable immediately following the date of issuance for a period of five years at an initial exercise price of $1.50. The purchase price for each Ordinary Share and the corresponding Warrant is $1.50. Each Warrant is subject to anti-dilution provisions to reflect stock dividends and splits, subsequent rights offerings or other similar transactions, but not as a result of future securities offerings at lower prices. Upon the occurrence of a Fundamental Transaction (as defined in the Warrants), the Warrants are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the Warrants) of such portion of such Warrant to be redeemed. The Company currently intends to use the net proceeds from the Offering for research and development and commercialization of blockchain software, cryptocurrency mining and for working capital and general corporate purposes. The Offering closed on July 20, 2021.

The Company entered into a placement agency agreement dated July 16, 2021 with Maxim Group LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the sole lead/exclusive placement agent in connection with the Offering. The Company agreed to pay the Placement Agent an aggregate fee equal to 7% of the gross proceeds raised in the Offering. The Company also agreed to reimburse the Placement Agent $5,000 for non-accountable expenses and up to $40,000 for the reasonable and accounted fees and expenses of legal counsel.

Private Placements

September Private Placement

On September 16, 2021, the Company entered into certain securities purchase agreement with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company agreed to sell an aggregate of 14,152,000 units, each unit consisting of one ordinary share of the Company, no par value and three warrants to purchase one Share each with an initial exercise price of $0.8875 per Share, at a price of $0.71 per unit, for an aggregate purchase price of approximately $10.05 million (the “September Units Offering”).

The Warrants are exercisable six (6) months from the date of issuance at an initial exercise price of $0.8875 per share, for cash. The Warrants may also be exercised cashlessly if at any time after the six-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants shall expire five and a half (5.5) years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

On October 7, 2021, the September Units Offering consummated when all the closing conditions of the securities purchase agreement have been satisfied and the Company issued the units to the purchasers pursuant to the securities purchase agreement.

October Private Placements

On October 14, 2021, the Company entered into certain unit securities purchase agreement with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the Company agreed to sell an aggregate of 15,814,652 units, each unit consisting of one ordinary share of the Company, no par value and three warrants to purchase one Share each with an initial exercise price of $0.875 per Share, at a price of $0.70 per unit, for an aggregate purchase price of approximately $11.07 million (the “October Units Offering”).

The Warrants are exercisable six (6) months from the date of issuance at an initial exercise price of $0.875 per share, for cash. The Warrants may also be exercised cashlessly if at any time after the six-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants shall expire five and a half (5.5) years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

On October 14, 2021, the Company entered into certain ordinary shares securities purchase agreement with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the Company agreed to sell an aggregate of 4,000,000 Shares at a price of $0.57 per Share, for an aggregate purchase price of approximately US$2.28 million (the “October Shares Offering”).

On November 5, 2021, the October Units Offering and October Shares Offering consummated when all the closing conditions of the unit securities purchase agreement and the securities purchase agreement have been satisfied and the Company issued the units and shares to the purchasers.

November Private Placement

On November 5, 2021, the Company entered into certain unit securities purchase agreement with certain “non-U.S. Persons” as defined in Regulation S of the Securities Act pursuant to which the Company agreed to sell an aggregate of 27,740,512 units, each unit consisting of one ordinary share of the Company, no par value, and three warrants to purchase one share each with an initial exercise price of $1.05 per Share, at a price of $0.875 per unit, for an aggregate purchase price of approximately $24.27 million (the “November Units Offering”).

The Warrants are exercisable six (6) months from the date of issuance at an initial exercise price of $0.875 per share, for cash. The Warrants may also be exercised cashlessly if at any time after the six-month anniversary of the issuance date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Warrants shall expire five and a half (5.5) years from its date of issuance. The Warrants are subject to customary anti-dilution provisions reflecting stock dividends and splits or other similar transactions.

On November 16, 2021, the November Units Offering consummated when all the closing conditions of the unit securities purchase agreement have been satisfied and the Company issued the units to the purchasers.

Amendment to the Company’s Authorized Share Capital

On February 14, 2022, the shareholders of the Company approved the amendment of the Company’s authorized share capital from an unlimited number of ordinary shares with no par value (the “Ordinary Shares”) and 5,000,000 preferred shares with a par value of US$0.0001 (the “Preferred Shares”), to an unlimited number of Class A ordinary shares with no par value (the “Class A Ordinary Shares”), 200,000,000 Class B ordinary shares with no par value (the “Class B Ordinary Shares”) and 5,000,000 Preferred Shares (the “Amendment to the Authorized Share Capital”), by (i) the conversion into stock of each issued and outstanding Ordinary Share and their immediate reconversion into a Class A Ordinary Share; (ii) the re-designation of each authorized and unissued Ordinary Share as a Class A Ordinary Share; (iii) the creation of 200,000,000 Class B Ordinary Shares.

Disposition of Hunan 39 Pu Tea Co., Ltd.

On August 3, 2022, Bit Brother Limited and Guangzhou Baogu Trading Co., Ltd. (the “Purchaser”) entered into certain share purchase agreement (the “Disposition SPA”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase 51% of the issued and outstanding shares of Hunan 39 Pu Tea Co., Ltd., a PRC limited company (“39 Pu”), which is controlled by the Company through a series of contractual agreements (the “VIE Agreements”), in exchange for cash consideration of RMB 8 million (the “Purchase Price”). Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the majority shareholder of 39 Pu and as a result, assume all assets and liabilities of 39 Pu. The Disposition closed on August 4, 2022.

The Company is looking to diversify its business into two distinct segments: resume its black-chain in cryptocurrency mining in North America and expand its tea drink business in China; total Capital Expenditure (“CAPEX”) will be about $17.3 million plus working capital of 2.7 million totaling $20.

After committing to purchase some mining machines in May 2021, the Chinese government declared that cryptocurrency mining in mainland China is not allowed in late June 2021; the Company has to comply with the regulation to abort its plan in China to relocate itself to North America. We partnered with Bolt Ming, which supplies power up to 11MW in Cycle Texas. Of 11MW, 4.5MW are online and ready to power miners and produce output. The Company estimates to spend $16.7 million in CAPEX in 2023.

The Company has positioned itself as a regional player, mainly in Changsha City, China, with its MYT brand. Changsha City is one of the fast growing & living inland cities with a population of more than 10 million, and it is well-known and enriched with tea culture. The market for bubble tea is vast, but the competition is intense. Our competitive advance is that the Company has built an experienced team and created its own brand with a special menu and taste. The Company is running one flagship shop and two regular workshops; the Company wants to expand 20 more shops and are investing fund for working capital and CAPEX needs which will be about $0.63 million for the year 2023 for the tea drink business.

Corporate Information

Our principal executive office is located at 15/F, Block A, Kineer Business Centre, 53 Binjiang Road, Yuelu District, Changsha, Hunan Province, China 410023. Our telephone number at that address is +86 0731-82290658. Our company website is www.bitbrother.com. Our NASDAQ symbol is BTB, and we make our SEC filings available on the Investor Relations page of our website, www.h-n-myt.com. Information contained on our website is not part of this prospectus. Our agent for service in the United States is VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place Woodmere, NY 11598.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Class A Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on October 31, 2022, as amended, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Relating to Our Corporate Structure

We do not have direct ownership of our operating entities in China, but have control rights and the rights to the assets, property, and revenue of the VIEs through VIE Agreements, which may not be effective in providing control over the VIEs.

We do not have direct ownership of our operating entities in China, but have control rights and the rights to the assets, property, and revenue of the VIEs through VIE Agreements. A portion of our current revenue is derived from the VIEs in China. To comply with PRC laws and regulations, we do not intend to have an equity ownership interest in the VIEs but rely on VIE Agreements with the VIEs to control and operate its businesses. However, as discussed above, these VIE Agreements may not be effective from PRC laws in providing us with the necessary control over the VIEs and its operations. Any deficiency in these VIE Agreements may result in our loss of control over the management and operations of the VIEs, which will result in a significant loss in the value of an investment in our company. Because of the practical restrictions on direct foreign equity ownership imposed by the Hunan provincial government authorities, we must rely on contractual rights through our VIE structure to effect control over and management of the VIEs, which exposes us to the risk of potential breach of contract by the shareholders of the VIEs.

Because we are an offshore holding company and conduct our business the VIEs in China, if we fail to comply with applicable PRC law, we could be subject to severe penalties and our business could be adversely affected.

We are an offshore holding company and operate a portion of our business through the VIEs in China through VIE Agreements, as a result of which, under United States generally accepted accounting principles, the assets and liabilities of the VIEs are treated as our assets and liabilities and the results of operations of the VIEs are treated in all respects as if they were the results of our operations. There are uncertainties regarding the interpretation and application of PRC laws, rules and regulations, including but not limited to the laws, rules and regulations governing the validity and enforcement of the VIE Agreements between the WFOEs and the VIEs. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in a material change in our operations and/or the value of our Class A Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

The Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval for our offerings would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Furthermore, on December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures (the “new Cybersecurity Review Measures”) to replace the original Cybersecurity Review Measures. The new Cybersecurity Review Measures took effect on February 15, 2022. Pursuant to the new Cybersecurity Review Measures, if critical information infrastructure operators purchase network products and services, or network platform operators conduct data processing activities that affect or may affect national security, they will be subject to cybersecurity review. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments and risk of network data security after going public overseas. As advised by our PRC counsel, Taihang Law Firm, we do not expect to be subject to cybersecurity review, because: (i) we are not in possession of or otherwise holding personal information over one million uses; (ii) since January 1st of the last year, the cumulative amount of personal information provided overseas from us are not reached 100,000; or the cumulative amount of sensitive personal information provided overseas from us are not reached 10,000; and (iii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange.

We believe that none of our Company, our subsidiaries, the VIE, or the VIE’s subsidiaries are currently required to obtain approval from Chinese authorities, including the CSRC, or the CAC, to list on U.S exchanges or issue securities to foreign investors, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (iii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

If WFOEs, the VIEs or their ownership structure or the VIE Agreements are determined to be in violation of any existing or future PRC laws, rules or regulations, or WFOEs or the VIEs fail to obtain or maintain any of the required governmental permits or approvals, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking the business and operating licenses of WFOEs or the VIEs;

●	discontinuing or restricting the operations of WFOEs or the VIEs;

●	imposing conditions or requirements with which we, WFOEs, or the VIEs may not be able to comply;

●	requiring us, WFOEs, or the VIEs to restructure the relevant ownership structure or operations which may significantly impair the rights of the holders of our Class A Ordinary Shares in the equity of the VIEs; and

●	imposing fines.

We cannot assure you that the PRC courts or regulatory authorities may not determine that our corporate structure and VIE Agreements violate PRC laws, rules or regulations. If the PRC courts or regulatory authorities determine that our contractual arrangements are in violation of applicable PRC laws, rules or regulations, our VIE Agreements will become invalid or unenforceable, and the VIEs will not be treated as VIE entities and we will not be entitled to treat the VIEs’ assets, liabilities and results of operations as our assets, liabilities and results of operations, which could effectively eliminate the assets, revenue and net income of the VIEs from our balance sheet, which would most likely require us to cease conducting our business and would result in the delisting of our Class A Ordinary Shares from Nasdaq Capital Market and a significant impairment in the market value of our Class A Ordinary Shares.

We may have difficulty in enforcing any rights we may have under the VIE Agreements in PRC.

As all of our VIE Agreements with the VIEs are governed by the PRC laws and provide for the resolution of disputes through arbitration in the PRC, they would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce these VIE Agreements. Furthermore, these VIE Agreements may not be enforceable in China if PRC government authorities or courts take a view that such VIE Agreements contravene PRC laws and regulations or are otherwise not enforceable for public policy reasons. In the event we are unable to enforce these VIE Agreements, we may not be able to exert effective control over the VIEs, and our ability to conduct our business may be materially and adversely affected.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with any offering in the future, and, if required, we cannot predict whether we will be able to obtain such approval. As a result, both you and us face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

The Provisions Regarding Mergers and Acquisitions of Domestic Projects by Foreign Investors (the “M&A Rules”) requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Our PRC legal counsel has advised us based on their understanding of the current PRC laws, regulations and rules that the CSRC’s approval may not be required for the listing and trading of our Class A Ordinary Shares on the Nasdaq Capital Market, given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours are subject to this regulation, (ii) we establish our WFOE by means of direct investment and acquiring equity interest or assets of an entity other than “PRC domestic company” as defined under the M&A Rules, and (iii) no explicit provision in the M&A Rules clearly classifies VIE Agreements as a type of transaction subject to such Rules.

However, our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel does. If it is determined that CSRC approval is required for our offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for our offerings. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from our offerings into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the Class A Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our offerings before the settlement and delivery of the Class A Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Class A Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for our offerings, we may be unable to obtain a waiver of such approval requirements.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As of the date of this prospectus, we have not received or been denied of any permission from the PRC authorities to list on U.S. stock exchanges. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. We face uncertainty about future actions by the PRC government that could significantly affect the operating company’s financial performance and the enforceability of the VIE Agreements.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitable.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on companies like us.

Regulations relating to offshore investment activities by PRC residents may limit our ability to acquire PRC companies and could adversely affect our business.

In July 2014, State Administration of Foreign Exchange, or SAFE, promulgated the Circular on Issues Concerning Foreign Exchange Administration Over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents Via Special Purpose Vehicles, or Circular 37, which replaced Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment through Offshore Special Purpose Vehicles, or Circular 75. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, referred to in Circular 37 as a “special purpose vehicle” for the purpose of holding domestic or offshore assets or interests. Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. Under these regulations, PRC residents’ failure to comply with specified registration procedures may result in restrictions being imposed on the foreign exchange activities of the relevant PRC entity, including the payment of dividends and other distributions to its offshore parent, as well as restrictions on capital inflows from the offshore entity to the PRC entity, including restrictions on its ability to contribute additional capital to its PRC subsidiaries. Further, failure to comply with the SAFE registration requirements could result in penalties under PRC law for evasion of foreign exchange regulations.

Although we believe that our agreements relating to our structure are in compliance with current PRC regulations, we cannot assure you that the PRC government would agree that these VIE Agreements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

Uncertainties exist with respect to the interpretation and implementation of the Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which has come into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, under the Foreign Investment Law, “foreign investment’’ refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Though it does not explicitly classify VIE Agreements as a form of foreign investment, there is no assurance that operation conducted by foreign investors or foreign-invested enterprises via contractual arrangement would not be interpreted as a type of indirect foreign investment activities under the definition in the future. In addition, the definition contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws or administrative regulations or other methods prescribed by the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the Stale Council to provide for VIE Agreements as a form of foreign investment. In any of these cases, it will be uncertain whether our VIE Agreements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be taken by companies with respect to existing VIE Agreements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, corporate governance and business operations.

Risks Relating to the Planned Blockchain and Cryptocurrency Mining Business

Investment in our new line of business could present risks not originally contemplated.

The Company plans on investing in its planned expansion into the blockchain and cryptocurrency mining business. New ventures are inherently risky and may not be successful. In evaluating such endeavors, we are required to make difficult judgments regarding the value of business strategies, opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, these investments involve certain other risks and uncertainties, including the risks involved with entering new competitive categories or regions, the difficulty in integrating the new business, and the challenges in achieving strategic objectives and other benefits expected from our investment.

If we are unable to successfully execute our planned blockchain and cryptocurrency mining business plan, it would affect our financial and business condition and results of operations.

Our previously announced growth strategy included the expansion of our operations to include a blockchain and cryptocurrency mining business. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our intentions and expectations with regard to the execution of our business plan, and the timing of any related initiatives, are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to successfully execute our business plan, whether due to failure to realize the anticipated benefits from our business initiatives in the anticipated time frame or otherwise, we may be unable to achieve our financial targets.

Cryptocurrency mining relies on a steady and inexpensive power supply for operating mining farms and running mining hardware. Failure to access a large quantity of power at reasonable costs could significantly increase our operating expenses and adversely affect our demand for our mining machines.

Cryptocurrency mining consumes a significant amount of energy power to process the computations and cool down the mining hardware. Therefore, a steady and inexpensive power supply is critical to cryptocurrency mining. There can be no assurance that the operations of our planned cryptocurrency mining business will not be affected by power shortages or an increase in energy prices in the future. In addition, as we intend to establish and operate mining machines and engage in key mainstream cryptocurrencies mining activities, such as Bitcoin, in the near future, any increase in energy prices or a shortage in power supply in the area of our mining machines may be located will increase our potential mining costs and reduce the expected economic returns from our mining operation significantly.

In particular, the power supply could be disrupted by natural disasters, such as floods, mudslides and earthquakes, or other similar events beyond our control. Further, we may experience power shortages due to seasonal variations in the supply of certain types of power such as hydroelectricity. Power shortages, power outages or increased power prices could adversely affect our mining businesses. Under such circumstances, our business, results of operations and financial condition could be materially and adversely affected.

Shortages in, or rises in the prices of mining machines may adversely affect our business

Given the long production period to manufacture and assemble mining machines, there is no assurance that we can acquire enough mining machines for our planned cryptocurrency mining. We may rely on third parties to supply mining machines to us, and shortages of mining machines or any delay in delivery of our orders could seriously interrupt our operations. The scale of our cryptocurrency mining capacity depends on obtaining adequate mining machines on a timely basis and at competitive prices. Shortages of mining machines could result in reduced mining capacity, as well as an increase in operation costs, which could materially delay the completion of our mining capacity and commencement of our mining. As a result, our business, results of operations and reputation could be materially and adversely affected.

We may not be able to develop our cryptocurrency mining capacity because we may fail to anticipate or adapt to technology innovations in a timely manner, or at all.

The cryptocurrencies mining industry is experiencing rapid technological changes. Failure to anticipate technology innovations or adapt to such innovations in a timely manner, or at all, may result in our research becoming obsolete at sudden and unpredictable intervals and, accordingly, we may not successfully develop our mining capacity at all. To establish our cryptocurrency mining capacity, we will invest heavily in technology research and development. The process of research and developing new technologies in cryptocurrency is inherently complex and involves significant uncertainties. There are a number of risks, including the following:

●	our research and development efforts may fail in resulting in the development or commercialization of new technologies or ideas in blockchain or cryptocurrency;

●	our research and development efforts may fail to translate new product plans into commercially feasible products;

●	our new technologies or new products may not be well received by the markets;

●	we may not have adequate funding and resources necessary for continual investments in research and development;

●	even assuming our technologies and products become marketable or profitable, they may become obsolete due to rapid advancements in technology and changes in the mainstream markets; and

●	our newly developed technologies may not be protected as proprietary intellectual property rights.

Our research and development efforts may not yield the expected results, or may prove to be futile due to the lack of market demand. Further, any failure to anticipate the next-generation technology roadmap or changes in the mainstream markets or to timely develop new or enhanced technologies in response could result in loss of our business.

It is now illegal to engage in digital asset transactions including bitcoin mining operations in the PRC, the ruling of which may adversely affect us.

The PRC has now taken harsh regulatory action to ban cryptocurrency mining operations and to severely restrict the right to acquire, own, hold, sell or use these bitcoin assets or to exchange them for fiat currency. Such restrictions may adversely affect us as the large-scale use of cryptocurrencies as a means of exchange is presently confined to certain regions globally. Ongoing and future regulatory actions may impact our ability to continue to operate, and such actions could affect our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations.

On May 21, 2021, the Financial Stability and Development of the State Council in China proposed to “crack down on bitcoin mining and trading.” After that, the related local governments began to issue corresponding measures in succession to respond to the central government, including Xinjiang Changji Hui Autonomous Prefecture Development and Reform Commission issuing a notice on the immediate shutdown of enterprises engaged in cryptocurrency mining on June 9, 2021, and Sichuan Provincial Development and Reform Commission and Sichuan Energy Bureau issuing a notice on the shutdown of cryptocurrency mining projects. On September 3, 2021, the Notification on Rectification of the Virtual Currency “Mining” Activities (or the Notification Fa Gai Yun Xing [2021] No. 1283) was issued. On September 24, 2021, the newly issued Notification of Overhauling the Mining Activity of Cryptocurrency (or the Notification No. 1283) banned all new cryptocurrency operations in China.

In consideration of the PRC government’s attitude and our business plan, we will not conduct any cryptocurrency mining operations or cryptocurrency trading operations in the PRC.

We may face intense industry competition.

Cryptocurrency mining, security, and insurance is in a highly competitive environment. Our competitors include companies that may have a longer history, larger market share, greater brand recognition, greater financial resources in research or other competitive advantages. We anticipate that competition will increase as cryptocurrencies gain greater acceptance and more players join the market of cryptocurrency mining and mining farm operations.

Strong competition in the market may require us to increase our marketing expenses and sales expenses, if any, or otherwise invest greater resources to gain market shares and expand our mining capacities as needed to adequately compete. Such efforts may negatively impact our profitability. If we are unable to effectively meet our business plans in the competitive landscape, our business, financial conditions and results of operations may be adversely affected.

Because cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act and incur large losses as a result and potentially be required to register as an investment company or terminate operations and we may incur third party liabilities.

In recent years, the SEC has ruled that the two most valuable cryptocurrencies—Bitcoin and Ethereum—are not securities. We therefore believe that we will not be deemed to be engaged in the business of investing, reinvesting, or trading in securities, and we shall not hold ourselves out as being engaged in those activities. However, under the Investment Company Act a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our planned investments and our mining activities, including investments in which we do not have a controlling interest, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. The bitcoins we own, acquire or mine may be deemed an investment security by the SEC, although we do not believe any of the cryptocurrencies we own, acquire or mine are securities. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and bitcoin on hand or liquidating our investment securities or bitcoin or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

Risks Relating to our Tea and Light Foods Business

We may not be able to successfully implement our growth strategy on a timely basis or at all, which could harm our results of operations.

Our continued growth depends, in large part, on our ability to open new stores and to operate those stores successfully.

Our ability to successfully open and operate new stores depends on many factors, including:

●	Our ability to increase brand awareness in the PRC and the U.S. and to increase tea consumption in areas where we open stores;

●	the identification and availability of suitable sites for store locations, the availability of which is beyond our control;

●	the negotiation of acceptable lease terms;

●	the maintenance of adequate distribution capacity, information systems and other operational system capabilities;

●	integrating new managed and JV stores into our existing stores;

●	buying, distribution and other support operations;

●	the hiring, training and retention of store management and other qualified personnel;

●	assimilating new store employees into our corporate culture;

●	the effective sourcing and management of inventory to meet the needs of our stores on a timely basis;

●	the availability of sufficient levels of cash flow and financing to support our expansion; and

●	the short-term and long-term effects of COVID-19 on the food services industry in both the PRC and the U.S.

Unavailability of attractive store locations, delays in the acquisition or opening of new stores, delays or costs resulting from a decrease in commercial development due to capital constraints, difficulties in staffing and operating new store locations or lack of customer acceptance of stores in new market areas may negatively impact our new store growth and the costs or the profitability associated with new stores.

Additionally, some of our new stores may be located in areas where we have little experience or a lack of brand recognition. Those markets may have different competitive conditions, market conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause these new stores to be less successful than stores in our existing markets. Other new stores may be located in areas where we have existing stores. Although we have experience in these markets, increasing the number of locations in these markets may result in inadvertent over-saturation of markets and temporarily or permanently divert customers and sales from our existing stores, thereby adversely affecting our overall financial performance.

Accordingly, we cannot assure you that we will achieve our planned growth or, even if we are able to grow our store base as planned, that any new stores will perform as planned. If we fail to successfully implement our growth strategy, we will not be able to sustain the rapid growth in sales and profits that we expect, which would likely have an adverse impact on the price of our Class A Ordinary Shares.

Our business largely depends on a strong brand image, and if we are unable to maintain and enhance our brand image, particularly in new markets where we have limited brand recognition, we may be unable to increase or maintain our level of sales.

We believe that our brand image and brand awareness has contributed significantly to the success of our business. We also believe that maintaining and enhancing our brand image, particularly in new markets where we have limited brand recognition, is important to maintaining and expanding our customer base. Our ability to successfully integrate new stores into their surrounding communities, to expand into new markets or to maintain the strength and distinctiveness of our brand in our existing markets will be adversely impacted if we fail to connect with our target customers. Maintaining and enhancing our brand image may require us to make substantial investments in areas such as merchandising, marketing, store operations, community relations, store graphics and employee training, which could adversely affect our cash flow and which may ultimately be unsuccessful. Furthermore, our brand image could be jeopardized if we fail to maintain high standards for merchandise quality, if we fail to comply with local laws and regulations or if we experience negative publicity or other negative events that affect our image and reputation. Some of these risks may be beyond our ability to control, such as the effects of negative publicity regarding our suppliers. Failure to successfully market and maintain our brand image in new and existing markets could harm our business, results of operations and financial condition.

Our limited operating experience and limited brand recognition in other regions may limit our expansion strategy and cause our business and growth to suffer.

Our future growth depends, to a considerable extent, on our expansion efforts outside of Hunan province and New York City into other regions of the PRC and the U.S. Our current operations are based largely in the Hunan province and New York City. We have a limited number of customers and limited experience in operating outside of Hunan and New York City. We also have limited experience with market practices outside of Hunan and New York City and cannot guarantee that we will be able to penetrate or successfully operate in any market outside of Hunan and New York City. We may also encounter difficulty expanding in other regions’ markets because of limited brand recognition. In particular, we have no assurance that our marketing efforts will prove successful outside of the narrow geographic regions in which they have been used. In addition, because tea consumption is greater in Hunan than some other regions of the PRC on a per capita basis, we may encounter challenges in those regions in establishing consumer awareness and loyalty or interest in our products and our brand to a different degree than in Hunan. The expansion into other regions may also present competitive, merchandising, forecasting and distribution challenges that are different from or more severe than those we currently face. Failure to develop new markets outside of Hunan and New York City or disappointing growth outside of Hunan and New York City may harm our business and results of operations.

We face significant competition from other specialty tea and beverage retailers and retailers of grocery products, which could adversely affect us and our growth plans.

The Chinese tea market is highly fragmented. We compete directly with a large number of relatively small independently owned tea retailers and a number of regional and national tea retailers, as well as retailers of grocery products, including loose-leaf tea and tea bags and other beverages. We compete with these retailers on the basis of taste, quality and price of product offered, atmosphere, location, customer service and overall customer experience. We must spend considerable resources to differentiate our customer experience. Some of our competitors may have greater financial, marketing and operating resources than we do. Therefore, despite our efforts, our competitors may be more successful than us in attracting customers. In addition, as we continue to drive growth in our category in Hunan, our success, combined with relatively low barriers to entry, may encourage new competitors to enter the market. As we continue to expand geographically, we expect to encounter additional regional and local competitors.

We plan to use primarily cash from our prior offering as well as our operations to finance our growth strategy, and if we are unable to maintain sufficient levels of cash flow we may not meet our growth expectations.

We intend to finance our growth through the cash flows generated by our existing stores and the net proceeds from our previous and future financings. Our primary source of financing for our growth will be cash from our prior offering as well as our operations. However, if our stores are not profitable or if our store profits decline, we may not have the cash flow necessary in order to pursue or maintain our growth strategy. We may also be unable to obtain any necessary financing on commercially reasonable terms to pursue or maintain our growth strategy. If we are unable to pursue or maintain our growth strategy, the market price of our Class A Ordinary Shares could decline and our results of operations and profitability could suffer.

The planned addition of a significant number of new stores each year will require us to continue to expand and improve our operations and could strain our operational, managerial and administrative resources, which may adversely affect our business.

Our growth strategy calls for the opening of a significant number of new stores each year and our continued expansion will place increased demands on our operational, managerial, administrative and other resources, which may be inadequate to support our expansion. Our senior management team may be unable to effectively address challenges involved with expansion forecasts for years ended on June 30, 2022 and 2023. Managing our growth effectively will require us to continue to enhance our store management systems, financial and management controls and information systems and to hire, train and retain regional directors, district managers, store managers and other personnel. Implementing new systems, controls and procedures and these additions to our infrastructure and any changes to our existing operational, managerial, administrative and other resources could negatively impact our results of operations and financial condition.

Any decrease in customer traffic in the shopping malls or other locations in which our stores are located could cause our sales to be less than expected.

Our stores are located in shopping malls, other shopping centers and street locations. Sales at these stores are derived, to a significant degree, from the volume of customer traffic in those locations and in the surrounding area. Our stores benefit from the current popularity of shopping malls and centers as shopping destinations and their ability to generate customer traffic in the vicinity of our stores. Our sales volume and customer traffic may be adversely affected by, among other things:

●	economic downturns in the PRC or regionally;

●	high fuel prices;

●	changes in consumer demographics;

●	a decrease in popularity of shopping malls or centers in which a significant number of our stores are located;

●	the closing of a shopping mall’s or center’s “anchor” store or the stores of other key tenants;

●	a deterioration in the financial condition of shopping mall and center operators or developers which could, for example, limit their ability to maintain and improve their facilities; or

●	the effects of COVID-19.

A reduction in customer traffic as a result of these or any other factors could have a material adverse effect on us.

In addition, severe weather conditions and other catastrophic occurrences in areas in which we have stores may have a material adverse effect on our results of operations. Such conditions may result in physical damage to our stores, loss of inventory, decreases in customer traffic and closure of one or more of our stores. Any of these factors may disrupt our business and have a material adverse effect on our financial condition and results of operations.

If we are unable to attract, train, assimilate and retain employees that embody our culture, including store personnel, store and district managers and regional directors, we may not be able to grow or successfully operate our business.

Our success depends in part upon our ability to attract, train, assimilate and retain a sufficient number of employees, including store managers, district managers and regional directors, who understand and appreciate our culture, are able to represent our brand effectively and establish credibility with our customers. If we are unable to hire and retain store personnel capable of consistently providing a high level of customer service, as demonstrated by their enthusiasm for our culture, understanding of our customers and knowledge of tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise we offer, our ability to open new stores may be impaired, the performance of our existing and new stores could be materially adversely affected and our brand image may be negatively impacted. In addition, the rate of employee turnover in the retail industry is typically high and finding qualified candidates to fill positions may be difficult. Our planned growth will require us to attract, train and assimilate even more personnel. Any failure to meet our staffing needs or any material increases in team member turnover rates could have a material adverse effect on our business or results of operations. We also rely on temporary or seasonal personnel to staff our stores and distribution centers, especially during Chinese New Year. We cannot guarantee that we will be able to find adequate temporary or seasonal personnel to staff our operations when needed, which may strain our existing personnel and negatively impact our operations.

Because our tea and light meals business is highly concentrated on a single, discretionary product category, which includes tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise, we are vulnerable to changes in consumer preferences and in economic conditions affecting disposable income that could harm our financial results.

Our tea and light meals business is not diversified and consists primarily of developing, sourcing, producing, marketing and selling tea beverages, light meals, baked goods and tea-related gifts and accessories. Consumer preferences often change rapidly and without warning, moving from one trend to another among many retail concepts. Therefore, our business is substantially dependent on our ability to educate consumers on the many positive attributes of tea and anticipate shifts in consumer tastes. Any future shifts in consumer preferences away from the consumption of tea beverages would also have a material adverse effect on our results of operations. In particular, there has been an increasing focus on health and wellness by consumers, which we believe has increased demand for products, such as our teas, that are perceived to be healthier than other beverage alternatives. If such consumer preference trends change, or if our teas are not perceived to be healthier than other beverage alternatives, our financial results could be adversely affected.

Consumer purchases of specialty retail products, including our products, are historically affected by economic conditions such as changes in employment, salary and wage levels, the availability of consumer credit, inflation, interest rates, tax rates, fuel prices and the level of consumer confidence in prevailing and future economic conditions. These discretionary consumer purchases may decline during recessionary periods or at other times when disposable income is lower. Our financial performance may become susceptible to economic and other conditions in regions or states where we have a significant number of stores. Our continued success will depend, in part, on our ability to anticipate, identify and respond quickly to changing consumer preferences and economic conditions.

Our success depends, in part, on our ability to source, develop and market new varieties of teas and tea blends, tea accessories and other tea-related merchandise that meet our high standards and customer preferences.

We currently offer approximately 30 varieties of tea beverages, including 10 to 15 new teas and tea blends each year, and a wide assortment of light meals, baked goods, tea accessories and other tea-related merchandise. Our success depends in part on our ability to continually innovate, develop, source and market new varieties of tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise that both meet our standards for quality and appeal to customers’ preferences. Failure to innovate, develop, source and market new varieties of tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise that consumers want to buy could lead to a decrease in our sales and profitability.

We may experience negative effects to our brand and reputation from real or perceived quality or safety issues with our tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise, which could have an adverse effect on our operating results.

We believe our customers rely on us to provide them with high-quality tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise. Concerns regarding the safety of our tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise or the safety and quality of our supply chain could cause consumers to avoid purchasing certain products from us or to seek alternative sources of tea, even if the basis for the concern has been addressed or is outside of our control. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise sold at our stores, could discourage consumers from buying our tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise and have an adverse effect on our brand, reputation and operating results.

Furthermore, the sale of tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise entails a risk of product liability claims and the resulting negative publicity. For example, tea supplied to us may contain contaminants that, if not detected by us, could result in illness or death upon their consumption. Similarly, light meals, baked goods, tea accessories and other tea-related merchandise could contain contaminants or contain design or manufacturing defects that could result in illness, injury or death. We cannot assure you that product liability claims will not be asserted against us or that we will not be obligated to perform product recalls in the future.

Any loss of confidence on the part of our customers in the safety and quality of our tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise would be difficult and costly to overcome. Any such adverse effect could be exacerbated by our position in the market as a purveyor of quality tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise and could significantly reduce our brand value. Issues regarding the safety of any teas, tea accessories or other tea-related merchandise sold by us, regardless of the cause, could have a substantial and adverse effect on our sales and operating results.

Use of social media may adversely impact our reputation or subject us to fines or other penalties.

There has been a substantial increase in the use of social media platforms and similar devices, including blogs, social media websites, and other forms of Internet-based communications, which allow individuals access to a broad audience of consumers and other interested persons. As laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices could adversely affect our reputation or subject us to fines or other penalties.

Consumers value readily available information concerning retailers and their goods and services and often act on such information without further investigation and without regard to its accuracy. Information concerning us may be posted on social media platforms and similar devices by unaffiliated third parties, whether seeking to pass themselves off as us or not, at any time, which may be adverse to our reputation or business. The harm may be immediate without affording us an opportunity for redress or correction.

While we do not rely on a limited number of third-party suppliers and manufacturers, we may not be able to obtain quality products on a timely basis or in sufficient quantities.

We do not rely on a limited number of vendors to supply us with our raw materials on a continuous basis. However, our financial performance depends in large part on our ability to purchase tea in sufficient quantities at competitive prices from vendors. In general, we do not have long-term purchase contracts or other contractual assurances of continued supply, pricing or exclusive access to products from these vendors.

Any of our suppliers or manufacturers could discontinue supplying us with teas in sufficient quantities for a variety of reasons. The benefits we currently experience from our supplier and manufacturer relationships could be adversely affected if they:

●	raise the prices they charge us;

●	discontinue selling products to us;

●	sell similar or identical products to our competitors; or

●	enter into arrangements with competitors that could impair our ability to sell our suppliers’ and manufacturers’ products, including by giving our competitors exclusive licensing arrangements or exclusive access to tea blends or limiting our access to such arrangements or blends. Events that adversely affect our vendors could impair our ability to obtain inventory in the quantities and at the quality that we desire. Such events include difficulties or problems with our vendors’ businesses, finances, labor relations, ability to import raw materials, costs, production, insurance and reputation, as well as natural disasters or other catastrophic occurrences.

More generally, if we experience significant increased demand for our teas, tea accessories and other tea-related merchandise, or need to replace an existing vendor, there can be no assurance that additional supplies or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any vendor would allocate sufficient capacity to us in order to meet our requirements, fill our orders in a timely manner or meet our strict quality requirements. In the event we are required to find new sources of supply, we may encounter delays in production, inconsistencies in quality and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of raw materials could have an adverse effect on our ability to meet customer demand for our products and result in lower sales and profitability both in the short and long term.

A shortage in the supply, a decrease in the quality or an increase in the price of tea as a result of weather conditions, earthquakes, crop disease, pests or other natural or manmade causes could impose significant costs and losses on our business.

The supply and price of tea is subject to fluctuation, depending on demand and other factors outside of our control. The supply, quality and price of our teas can be affected by multiple factors, including political and economic conditions, civil and labor unrest, adverse weather conditions, including floods, drought and temperature extremes, earthquakes, tsunamis, and other natural disasters and related occurrences. In extreme cases, entire tea harvests may be lost or may be negatively impacted in some geographic areas. These factors can increase costs and decrease sales, which may have a material adverse effect on our business, results of operations and financial condition.

Tea may be vulnerable to crop disease and pests, which may vary in severity and effect. The costs to control disease and pest damage vary depending on the severity of the damage and the extent of the plantings affected. Moreover, there can be no assurance that available technologies to control such conditions will continue to be effective. These conditions can increase costs and decrease sales, which may have a material adverse effect on our business, results of operations and financial condition.

We rely significantly on information technology systems and any failure, inadequacy, interruption or security failure of those systems could harm our ability to operate our business effectively.

We rely on our information technology systems to effectively manage our business data, communications, point-of-sale, supply chain, order entry and fulfillment, inventory and distribution centers and other business processes. The failure of our systems to perform as we anticipate could disrupt our business and result in transaction errors, processing inefficiencies and the loss of sales, causing our business to suffer. Despite any precautions we may take, our information technology systems may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, systems failures, power outages, viruses, security breaches, cyber-attacks and terrorism, including breaches of our transaction processing or other systems that could result in the compromise of confidential company, customer or employee data. Any such damage or interruption could have a material adverse effect on our business, cause us to face significant fines, customer notice obligations or costly litigation, harm our reputation with our customers, require us to expend significant time and expense developing, maintaining or upgrading our information technology systems or prevent us from paying our vendors or employees, receiving payments from our customers or performing other information technology, administrative or outsourcing services on a timely basis. Furthermore, our ability to conduct our website operations may be affected by changes in foreign, state, provincial and federal privacy laws and we could incur significant costs in complying with the multitude of foreign, state, provincial and federal laws regarding the unauthorized disclosure of personal information. Although we carry business interruption insurance, our coverage may not be sufficient to compensate us for potentially significant losses in connection with the risks described above.

Our marketing programs, e-commerce initiatives and use of consumer information are governed by an evolving set of laws and enforcement trends and unfavorable changes in those laws or trends, or our failure to comply with existing or future laws, could substantially harm our business and results of operations.

We collect, maintain and use data, including personally identifiable information, provided to us through online activities and other customer interactions in our business. Our current and future marketing programs depend on our ability to collect, maintain and use this information, and our ability to do so is subject to evolving international and China laws and enforcement trends with respect to the foregoing. We strive to comply with all applicable laws and other legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another, may conflict with other rules or may conflict with our significant amounts to defend our practices, distract our management, increase our costs of doing business and result in monetary liability.

In addition, as data privacy and marketing laws change, we may incur additional costs to ensure we remain in compliance. If applicable data privacy and marketing laws become more restrictive, our compliance costs may increase, our ability to effectively engage customers via personalized marketing may decrease, our opportunities for growth may be curtailed by our compliance capabilities or reputational harm and our potential liability for security breaches may increase.

Data security breaches and attempts thereof could negatively affect our reputation, credibility and business.

We collect and store personal information relating to our customers and employees, including their personally identifiable information, and rely on third parties for the operation of the various social media tools and websites we use as part of our marketing strategy. Consumers are increasingly concerned over the security of personal information transmitted over the Internet (or through other mechanisms), consumer identity theft and user privacy. Any perceived, attempted or actual unauthorized disclosure of personally identifiable information regarding our employees or customers could harm our reputation and credibility, reduce our ability to attract and retain customers and could result in litigation against us or the imposition of significant fines or penalties. We cannot assure you that any of our third-party service providers with access to such personally identifiable information will maintain policies and practices regarding data privacy and security in compliance with all applicable laws, or that they will not experience data security breaches or attempts thereof which could have a corresponding adverse effect on our business.

Recently, data security breaches suffered by well-known companies and institutions have attracted a substantial amount of media attention, prompting new foreign legislative proposals addressing data privacy and security, as well as increased data protection obligations imposed on merchants by credit card issuers. As a result, we may become subject to more extensive requirements in the future to protect the customer information that we process in connection with the purchase of our products, resulting in increased compliance costs.

Third-party failure to deliver merchandise from our distribution centers to our stores could result in lost sales or reduced demand for our teas, tea accessories and other tea-related merchandise.

We currently partly rely upon third-party transportation providers for all of our product shipments from our distribution centers to our stores. Our utilization of third-party delivery services for shipments is subject to risks, including increases in fuel prices, which would increase our shipping costs, and employee strikes and inclement weather, which may impact third parties’ abilities to provide delivery services that adequately meet our shipping needs. If we change shipping companies, we could face logistical difficulties that could adversely affect deliveries, and we would incur costs and expend resources in connection with such change. Moreover, we may not be able to obtain terms as favorable as those we receive from the third-party transportation providers that we currently use, which in turn would increase our costs and thereby adversely affect our operating results.

Our business, results of operations and financial condition may be adversely affected by global public health epidemics, including the strain of coronavirus known as COVID-19.

In December 2019, a novel strain of coronavirus causing respiratory illness, or COVID-19, has surfaced in Wuhan, China, spreading at a fast rate in January and February of 2020, and confirmed cases were also reported in other parts of the world. In reaction to this outbreak, an increasing number of countries imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, business activities in China and many other countries including U.S. have been disrupted by a series of emergency quarantine measures taken by the government.

As a result, our operations in China and the U.S. have been materially affected. Our stores in China were temporarily closed until early March and have been gradually opening since then. As a result, the Company earned a lower amount of revenue and net income from February to April 2020 due to the downtime. In addition, the renovation of our new store in New York City which was expected to open in early 2020 was delayed due to COVID-19 related restrictions in the U.S. Accordingly, our operation and business have been and may continue to be adversely affected as the results of the wide-spread pandemic. Management may have to adjust or change our business plan in response to the prolonged pandemic and change of social behavior.

The extent to which COVID-19 negatively impacts our business is highly uncertain and cannot be accurately predicted. We believe that the coronavirus outbreak and the measures taken to control it may have a significant negative impact on not only our business, but economic activities globally. The magnitude of this negative effect on the continuity of our business operation in China and U.S. remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations, and as a result affect our share price and create more volatility.

Litigation may adversely affect our business, financial condition, results of operations or liquidity.

Our business is subject to the risk of litigation by employees, consumers, vendors, competitors, intellectual property rights holders, shareholders, government agencies and others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action lawsuits, regulatory actions and intellectual property claims, is inherently difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to these lawsuits may remain unknown for substantial periods of time. In addition, certain of these lawsuits, if decided adversely to us or settled by us, may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. Regardless of the outcome or merit, the cost to defend future litigation may be significant and result in the diversion of management and other company resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition, results of operations or liquidity.

Our failure to comply with existing or new regulations in the PRC, or an adverse action regarding product claims or advertising could have a material adverse effect on our results of operations and financial condition.

Our business operations, including labeling, advertising, sourcing, distribution and sale of our products, are subject to regulation by the Food Safety Law and Product Quality Law of the PRC. From time to time, we may be subject to challenges to our marketing, advertising or product claims in litigation or governmental, administrative or other regulatory proceedings. Failure to comply with applicable regulations or withstand such challenges could result in changes in our supply chain, product labeling, packaging or advertising, loss of market acceptance of the product by consumers, additional recordkeeping requirements, injunctions, product withdrawals, recalls, product seizures, fines, monetary settlements or criminal prosecution. Any of these actions could have a material adverse effect on our results of operations and financial condition.

In addition, consumers who allege that they were deceived by any statements that were made in advertising or labeling could bring a lawsuit against us under consumer protection laws. If we were subject to any such claims, while we would defend ourselves against such claims, we may ultimately be unsuccessful in our defense. Defending ourselves against such claims, regardless of their merit and ultimate outcome, would likely result in a significant distraction for management, be lengthy and costly and could adversely affect our results of operations and financial condition. In addition, the negative publicity surrounding any such claims could harm our reputation and brand image.

We may not be able to protect our intellectual property adequately, which could harm the value of our brand and adversely affect our business.

We believe that our intellectual property has substantial value and has contributed significantly to the success of our business. In particular, our trademarks, including our registered Buoyance Manor, Your Ladyship Tea, and Meet Honey trademarks and the unregistered names of a significant number of the varieties of tea beverages that we sell, are valuable assets that reinforce the distinctiveness of our brand and our customers’ favorable perception of our stores.

We also strive to protect our intellectual property rights by relying on PRC laws, as well as contractual restrictions with our employees, contractors (including those who develop, source, manufacture, store and distribute our tea beverages, light meals, baked goods, tea accessories and other tea-related merchandise), vendors and other third parties. However, we may not enter into confidentiality and/or invention assignment agreements with every employee, contractor and service provider to protect our proprietary information and intellectual property ownership rights. Those agreements that we do execute may be breached, resulting in the unauthorized use or disclosure of our proprietary information. Individuals not subject to invention assignments agreements may make adverse ownership claims to our current and future intellectual property, and even the existence of executed confidentiality agreements may not deter independent development of similar intellectual property by others. Unauthorized disclosure of or claims to our intellectual property or confidential information may adversely affect our business.

From time to time, third parties may our trade dress and/or sell our products using our name without our consent, and, we believe, may infringe or misappropriate our intellectual property rights. We will respond to these actions on a case-by-case basis and where appropriate may commence litigation to protect our intellectual property rights. However, we may not be able to detect unauthorized use of our intellectual property or to take appropriate steps to enforce, defend and assert our intellectual property in all instances.

Effective trade secret, patent, copyright, trademark and domain name protection is expensive to obtain, develop and maintain, both in terms of initial and ongoing registration or prosecution requirements and expenses and the costs of defending our rights. Our trademark rights and related registrations may be challenged in the future and could be opposed, canceled or narrowed. Our failure to register or protect our trademarks could prevent us in the future from using our trademarks or challenging third parties who use names and logos similar to our trademarks, which may in turn cause customer confusion, impede our marketing efforts, negatively affect customers’ perception of our brand, stores and products, and adversely affect our sales and profitability. Moreover, intellectual property proceedings and infringement claims brought by or against us could result in substantial costs and a significant distraction for management and have a negative impact on our business. We cannot assure you that we are not infringing or violating, and have not infringed or violated, any third-party intellectual property rights, or that we will not be accused of doing so in the future.

In addition, although we have also taken steps to protect our intellectual property rights in the PRC, other entities may have rights to trademarks that contain portions of our marks or may have registered similar or competing marks in foreign countries. There may also be other prior registrations in other foreign countries of which we are not aware. We may need to expend additional resources to defend our trademarks in these countries, and the inability to defend such trademarks could impair our brand or adversely affect the growth of our business internationally.

We are subject to the risks associated with leasing substantial amounts of space and are required to make substantial lease payments under our operating leases. Any failure to make these lease payments when due would likely harm our business, profitability and results of operations.

We do not own any real estate. Instead, we lease all of our store locations, corporate offices and distribution center. Our store leases typically have three to five-year terms and generally require us to pay total rent per square foot that is reflective of our small average store square footage and premium locations. Many of our lease agreements have defined escalating rent provisions over the initial term and any extensions. As our stores mature and as we expand our store base, our lease expense and our cash outlays for rent under our lease agreements will increase. Our substantial operating lease obligations could have significant negative consequences, including:

●	requiring that an increased portion of our cash from operations and available cash be applied to pay our lease obligations, thus reducing liquidity available for other purposes;

●	increasing our vulnerability to adverse general economic and industry conditions;

●	limiting our flexibility to plan for or react to changes in our business or in the industry in which we compete; and

●	limiting our ability to obtain additional financing.

We depend on cash flow from operations and cash from our prior offering to pay our lease expenses, finance our growth capital requirements and fulfill our other cash needs. If our business does not generate sufficient cash flow from operating activities to fund these requirements or we use up the proceeds from our prior offering, we may not be able to achieve our growth plans, fund our other liquidity and capital needs or ultimately service our lease expenses, which would harm our business.

If an existing or future store is not profitable, and we decide to close it, we may nonetheless remain committed to perform our obligations under the applicable lease including, among other things, paying the base rent for the balance of the lease term. Moreover, even if a lease has an early cancellation clause, we may not satisfy the contractual requirements for early cancellation under that lease. In addition, as our leases expire, we may fail to negotiate renewals on commercially acceptable terms or at all, which could cause us to close stores in desirable locations. Even if we are able to renew existing leases, the terms of such renewal may not be as attractive as the expiring lease, which could materially and adversely affect our results of operations. Our inability to enter into new leases or renew existing leases on terms acceptable to us or be released from our obligations under leases for stores that we close could materially adversely affect us.

Our development and launch of the Mingyuntang stores will require a significant investment and commitment of resources, is subject to numerous risks and uncertainties, and ultimately may not prove successful.

We intend to invest significantly in the development and launch of our Mingyuntang brand tea beverage stores. Such endeavor involves significant risks and uncertainties, including insufficient revenues to offset liabilities and expenses associated with developing, launching and growing the new line of business, inadequate return of capital on our investments, not accurately predicting consumer tastes and the market opportunity for tea stores, inability to respond in a timely manner to consumer desires and demands, and unidentified issues not discovered in our due diligence and planning. Because the introduction of and investment in a new line of business is inherently risky, no assurance can be given that the Mingyuntang brand will ultimately be successful or that it will not materially adversely affect our reputation, financial condition, and operating results.

Continued innovation and the successful development and timely launch of new products are critical to our financial results and achievement of our growth strategy.

Achievement of our growth strategy is dependent, among other things, on our ability to extend the product offerings of our Mingyuntang brand and introduce innovative new products, including new tea beverages or light foods. Although we devote significant focus to the development of new products, we may not be successful in developing innovative new products or our new products may not be commercially successful. Additionally, our new product introductions are often time sensitive, and thus failure to deliver innovations on schedule could be detrimental to our ability to successfully launch such new products, in addition to potentially harming our reputation and customer loyalty. Our financial results and our ability to maintain or improve our competitive position will depend on our ability to effectively gauge the direction of our key marketplaces and successfully identify, develop, manufacture, market and sell new or improved products in these changing marketplaces.

Due to the seasonality of many of our products and other factors such as adverse weather conditions, our operating results are subject to fluctuations.

Because of the seasonality of our business, results for any quarter are not necessarily indicative of the results that maybe achieved for the full fiscal year. The impact on sales volume and operating results due to the timing and extent of these factors can significantly impact our business. For these reasons, quarterly operating results should not be relied upon as indications of our future performance.

The sales of our products are influenced to some extent by weather conditions in the geographies in which we operate. Unusually cold weather during the winter months or unusually hot weather during the summer months may have a temporary decrease on the demand for some of our products and contribute to lower sales, which could have an adverse effect on our results of operations for such periods.

Changes in the beverage environment and retail landscape could impact our financial results.

The beverage environment is rapidly evolving as a result of, among other things, changes in consumer preferences; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures. In addition, the beverage retail landscape is dynamic and constantly evolving, not only in emerging and developing marketplaces, where modern trade is growing at a faster pace than traditional trade outlets, but also in developed marketplaces, where discounters and value stores, as well as the volume of transactions through e-commerce, are growing at a rapid pace. If we are unable to successfully adapt to the rapidly changing environment and retail landscape, our share of sales, volume growth and overall financial results could be negatively affected.

Price increases may not be sufficient to offset cost increases and maintain profitability or may result in sales volume declines.

We may be able to pass some or all ingredient, energy and other input cost increases to customers by increasing the selling prices of our products or decreasing the size of our products; however, higher product prices or decreased product sizes may also result in a reduction in sales volume and/or consumption. If we are not able to increase our selling prices or reduce product sizes sufficiently to offset increased raw material, energy or other input costs, including packaging, direct labor, overhead and employee benefits, or if our sales volume decreases significantly, there could be a negative impact on our results of operations and financial condition.

Our long-term purchase commitments for certain strategic ingredients critical for the production of our products could impair our ability to be flexible in our business without penalty.

In order to ensure a continuous supply of high quality ingredients, some of our future inventory purchase obligations may include long-term purchase commitments for certain strategic raw materials critical for the manufacture of pods and appliances. The timing of these may not always coincide with the period in which we need the supplies to fulfill customer demand. This could lead to higher and more variable inventory levels and/or higher ingredient costs.

Investment in our new line of business could present risks not originally contemplated.

The Company will invest in its new tea business line, Mingyuntang. New ventures are inherently risky and may not be successful. In evaluating such endeavors, we are required to make difficult judgments regarding the value of business strategies, opportunities, technologies and other assets, and the risks and cost of potential liabilities. Furthermore, these investments involve certain other risks and uncertainties, including the risks involved with entering new competitive categories or regions, the difficulty in integrating the new business, and the challenges in achieving strategic objectives and other benefits expected from our investment.

Our failure to accurately forecast customer demand for our products, or to quickly adjust to forecast changes, could adversely affect our business and financial results.

There is inherent risk in forecasting demand due to the uncertainties involved in assessing the current level of maturity of the tea and light foods component of our business. We will be setting target levels for the production of our beverages and foods in advance of customer orders based upon our forecasts of customer demand.

If our forecasts exceed demand, we could experience excess inventory in the short-term, excess manufacturing capacity in the short and long-term, and/or price decreases, all of which could impact our financial performance. In addition, we may be contractually bound to minimum purchase commitments over a period of time which exceed customer demand. Alternatively, if demand exceeds our forecasts significantly beyond our current production capacity, we may not be able to satisfy customer demand, which could result in a loss of market share if our competitors are able to meet customer demands. A failure to accurately predict the level of demand for our products could adversely affect our net revenues and net income.

We may not be able to oversee the new joint venture efficiently.

We may not be able to oversee our new joint venture, efficiently, realize anticipated profits or effectively implement our growth and operating strategies. As we begin our operations in the U.S. through our joint venture, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. We will need to transition from a company with our primary operations in China to a company capable of supporting operations in both China and the United States. We might not be successful in such a transition. There can be no guarantee that the addition of the new joint venture will not cause us to incur additional debt and increase our exposure to market and other risks. Our failure to successfully pursue our strategies or effectively operate the joint venture entity could also have a material adverse effect on our rate of growth and operating performance.

There may be integration issues between MYT, T&O Management Group LLC and Guokui Management Inc.

The tea kitchen’s technologies, overall operation planning, and guidance for the “Your Ladyship Tea” provided by MYT from China will need to be integrated with T&O Management Group LLC and Guokui Management Inc.’s existing business resources and business culture in New York so as to achieve our operating strategies. If we are unable to achieve a successful integration with our tea making operation and New York business demand, we may not be successful in developing and marketing our new services and courses and our operating results will materially suffer. In addition, if the integrated services and courses we offer do not achieve acceptance by the marketplace, our operating results will materially suffer.

We may experience negative effects to our brand and reputation from real or perceived quality or safety issues with our tea, tea accessories, and food and beverages, which could have an adverse effect on our operating results.

We believe our customers rely on us to provide them with high-quality teas, food and tea beverages. Concerns regarding the safety of our teas, food, and tea beverages or the safety and quality of our supply chain could cause consumers to avoid purchasing certain products from us or to seek alternative sources of tea, food, and tea beverages, even if the basis for the concern has been addressed or is outside of our control. Adverse publicity about these concerns, whether or not ultimately based on fact, and whether or not involving teas, tea accessories, and food and beverages sold at our stores, could discourage consumers from buying our teas, food, and tea beverages and have an adverse effect on our brand, reputation and operating results.

Furthermore, the sale of teas, food, and tea beverages entail a risk of product liability claims and the resulting negative publicity. For example, tea supplied to the U.S. stores could contain contaminants that, if not detected by us, could result in illness or death upon their consumption. Similarly, food and tea beverages could contain contaminants or contain design or manufacturing defects that could result in illness, injury or death. It is possible that product liability claims will be asserted against us in the future.

We may also be subject to involuntary product recalls or may voluntarily conduct a product recall. The costs associated with any future product recall could, individually and in the aggregate, be significant in any given fiscal year. In addition, any product recall, regardless of direct costs of the recall, may harm consumer perceptions of our teas, tea accessories, and food and beverages and have a negative impact on our future sales and results of operations.

Any loss of confidence on the part of our customers in the safety and quality of our teas, tea accessories, and food and beverages would be difficult and costly to overcome. Any such adverse effect could be exacerbated by our position in the market as a purveyor of quality teas, tea accessories, and food and beverages and could significantly reduce our brand value. Issues regarding the safety of any teas, tea accessories, and food and beverages sold by us, regardless of the cause, could have a substantial and adverse effect on our sales and operating results.

Incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, whether or not accurate, as well as adverse public or medical opinions about the health effects of consuming our products, could harm our business

Instances or reports, whether true or not, of unclean water supply or food-safety issues, such as food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, either during growing, manufacturing, packaging, storing or preparation, have in the past severely injured the reputations of companies in the food and tea beverage processing, grocery and quick-service restaurant sectors. Any report linking us to such instances could severely hurt our sales and could possibly lead to product liability claims, litigation (including class actions) and/or temporary store closures. Clean water is critical to the preparation of tea beverages, as well as ice for our cold beverages, and our ability to ensure a clean water and ice supply to our stores can be limited, particularly in some international locations. We are also continuing to incorporate more products in our food and tea beverage lineup that require freezing or refrigeration, which increases the risk of food safety related incidents if correct temperatures are not maintained due to mechanical malfunction or human error.

We also face risk by relying on third-party food and tea suppliers to provide and transport ingredients and finished products to our stores. We monitor the operations of certain of these business partners, but the product quality and service they deliver may be diminished by any number of factors beyond our control and it may be difficult to detect contamination or other defect in these products.

Additionally, we are evolving our product lineup to include more local or smaller suppliers for some of our products who may not have as rigorous quality and safety systems and protocols as larger or more national suppliers. In addition, instances of food or beverage-safety issues, even those involving solely the restaurants or stores of competitors or of suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), could, by resulting in negative publicity about us or the foodservice industry in general, adversely affect our sales on a regional or global basis. A decrease in customer traffic as a result of food-safety concerns or negative publicity, or as a result of a temporary closure of any of our stores, product recalls or food or beverage-safety claims or litigation, could materially harm our business and results of operations.

Risks Relating to Doing Business in the PRC

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.As a public company with securities quoted on the NASDAQ Capital Market, we will be required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or the board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditor. On October 4, 2021, the SEC approved Nasdaq’s revised proposal for the rule changes.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable Act from three years to two, and thus, would reduce the time before our securities may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act, which provides a framework for the PCAOB to use when determining, as contemplated under the Holding Foreign Companies Accountable Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in the PRC and in Hong Kong because of positions taken by the PRC and Hong Kong authorities in those jurisdictions. Our auditor, ZD CPA & Co., an independent registered public accounting firm, is located in and organized under the laws of Hong Kong and China.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors to lose confidence in the audit procedures and reported financial information and the quality of the financial statements of those companies who have China-based auditors. In addition, the Holding Foreign Companies Accountable Act, which requires that the PCAOB be permitted to inspect an issuer’s public accounting firm within three years, may result in the delisting of our Company or prohibition of trading in our securities in the future if the PCAOB is unable to inspect our accounting firm at such future time. The Accelerating Holding Foreign Companies Accountable Act, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. In addition, delisting may cause a significant decrease in or a total loss of the value of our securities. Although a shareholder’s ownership of our Company may not decrease directly from delisting, the ownership may become worth much less, or, in some cases, lose its entire value.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination.

Nasdaq may apply additional and more stringent criteria for our continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities following the consummation of the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our continued listing, which might cause delay or even denial of our listing application.

The approval of the CSRC and other compliance procedures may be required, and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining CSRC approval would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

Our PRC legal counsel has advised us based on their understanding of the current PRC laws, regulations and rules that the CSRC’s approval may not be required for the listing and trading of our Class A Ordinary Shares on the Nasdaq Capital Market in the context of our offerings, given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours are subject to this regulation, (ii) we establish our WFOE by means of direct investment and acquiring equity interest or assets of an entity other than “PRC domestic company” as defined under the M&A Rules, and (iii) no explicit provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to such Rules.

However, our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel does. If it is determined that CSRC approval is required for our offerings, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for our offerings. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from our offerings into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of the Class A Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our offerings before the settlement and delivery of the Class A Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Class A Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for our offerings, we may be unable to obtain a waiver of such approval requirements.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all.

Failure to comply with laws and regulations applicable to our business could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in China, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as intellectual property laws, employment and labor laws, workplace safety, environmental laws, consumer protection laws, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than in China. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;

●	mandatory changes to our network and products;

●	disgorgement of profits, fines, and damages;

●	civil and criminal penalties or injunctions;

●	claims for damages by our customers or channel partners;

●	termination of contracts;

●	loss of intellectual property rights;

●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings necessary to conduct our operations; and

●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

Any reviews by regulatory agencies or legislatures may result in substantial regulatory fines, changes to our business practices, and other penalties, which could negatively affect our business and results of operations. Changes in social, political, and regulatory conditions or in laws and policies governing a wide range of topics may cause us to change our business practices. Further, our expansion into a variety of new fields also could raise a number of new regulatory issues. These factors could negatively affect our business and results of operations in material ways.

Moreover, we are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to continue to qualify as a foreign private issuer. As a foreign private issuer, we will remain exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to continue to qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future.

Our PRC subsidiaries, main operations and assets are located in the PRC. Shareholders may not be accorded the same rights and protection that would be accorded under the US law. In addition, it would be difficult to enforce a U.S. judgment against our PRC subsidiaries and our officers and directors.

We are a holding company and the majority of our operations and assets are held in overseas subsidiaries. Our PRC subsidiaries and the variable interest entities were established in the PRC, and their main operations and assets are located in the PRC. Our PRC subsidiaries, the VIEs, main operations and assets are therefore subject to the relevant laws and regulations of the PRC. In addition, a majority of our officers and directors are non-residents of the United States and substantially all their assets are located outside the United States. As a result, it could be more difficult for investors to effect service of process in the United States, or to enforce a judgment obtained in the United States against any of our PRC subsidiaries or any of these persons.

Our business is subject to certain PRC laws and regulations.

Our business and operations in the PRC are subject to government rules and regulations, including environmental, working safety, road transportation and health regulations. Any changes in such government regulations may have a negative impact on our business.

Breaches or non-compliance with these PRC laws and regulations may result in the suspension, withdrawal or termination of our business licenses or permits, or the imposition of penalties, by the relevant authorities. Our PRC subsidiaries’ business licenses are also granted for a finite period and any extension thereof is subject to the approval of the relevant authorities. Any suspension, withdrawal, termination or refusal to extend our PRC subsidiaries’ business licenses or permits would cause the cessation of production of certain or all of our products, and this would adversely affect our PRC subsidiaries’ business, financial performance and prospects.

Uncertainty in the PRC legal system may make it difficult for us to predict the outcome of any disputes that we may be involved in.

The PRC legal system is based on the PRC Constitution and is made up of written laws, regulations, circulars and directives. The PRC government is still in the process of developing its legal system, so as to meet the needs of investors and to encourage foreign investment. As the PRC economy is generally developing at a faster pace than its legal system, some degree of uncertainty exists in connection with whether and how existing laws and regulations will apply to certain events or circumstances.

Some of the laws and regulations, and the interpretation, implementation and enforcement thereof, are still subject to policy changes. There is no assurance that the introduction of new laws, changes to existing laws and the interpretation or application thereof or the delays in obtaining approvals from the relevant authorities will not have an adverse impact on our PRC subsidiaries’ business, financial performance and prospects.

Further, precedents on the interpretation, implementation and enforcement of the PRC laws and regulations are limited, and unlike other common law countries such as the United States, decisions on precedent cases are not binding on lower courts. As such, the outcome of dispute resolutions may not be consistent or predictable as in the other more developed jurisdictions and it may be difficult to obtain swift or equitable enforcement of the laws in the PRC, or obtain enforcement of judgment by a court of another jurisdiction.

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

Our business is subject to governmental supervision and regulation by the relevant PRC governmental authorities, including but not limited to the State Administration for Market Regulation and the State Administration for Industry and Commerce. Together, these governmental authorities promulgate and enforce regulations that cover many aspects of our day-to-day operations. If we are deemed to be not in compliance with these requirements, we may be subject to fines and other administrative penalties from the relevant PRC government authorities. In case of our failure to rectify our noncompliance within required period by the relevant PRC government authorities, we may be forced to suspend our operation.

Existing and new laws and regulations may be enforced from time to time and substantial uncertainties exist regarding the interpretation and implementation of current and any future PRC laws and regulations applicable to us. If the PRC government promulgates new laws and regulations that impose additional restrictions on our operations, or tightens enforcements of existing or new laws or regulations, it has the authority, among other things, to levy fines, confiscate income, revoke business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material and adverse effect on our results of operations. As a result, our business, reputation, value of our Class A Ordinary Shares, financial condition and results of operations may be materially and adversely affected. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Failure of our PRC resident shareholders to comply with regulations on foreign exchange registration of overseas investment by PRC residents could cause us to lose our ability to contribute capital to our PRC subsidiaries and remit profits out of the PRC as dividends.

The Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Financing and Round Trip Investment via Overseas Special Purpose Vehicles (“Circular 75”), issued by the SAFE and effective on November 1, 2005, regulates the foreign exchange matters in relation to the use of a “special purpose vehicle” by PRC residents to seek offshore equity financing and conduct a “round trip investment” in China. Under Circular 75, a “special purpose vehicle” refers to an offshore entity directly established or indirectly controlled by PRC resident natural or legal persons (“PRC residents”) for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents in onshore companies, while “round trip investment” refers to the direct investment in China by such PRC residents through the “special purpose vehicles,” including, without limitation, establishing foreign-invested enterprises and using such foreign-invested enterprises to purchase or control onshore assets through contractual arrangements. Circular 75 requires that, before establishing or controlling a “special purpose vehicle”, PRC residents and PRC entities are required to complete a foreign exchange registration with the competent local branches of the SAFE for their overseas investments. After the completion of a round-trip investment or the overseas equity financing, the PRC residents are required to go through foreign exchange registration alteration formalities of overseas investment in respect of net assets of special purpose vehicles that such PRC residents hold and the variation thereof.

In addition, an amendment to the registration is required if there is a material change in the “special purpose vehicle,” such as increase or reduction of share capital and transfer of shares. Failure to comply with the registration procedures set forth in Circular 75 may result in restrictions on the foreign exchange activities of the relevant foreign-invested enterprises, including the payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate and the capital inflow from the offshore parent, and may also subject the relevant PRC residents to penalties under PRC foreign exchange administration regulations.

We have requested our current PRC resident shareholders and/or beneficial owners to disclose whether they or their shareholders or beneficial owners fall within the scope of the Circular 75 and urged PRC residents to register with the local SAFE branch as required under the Circular 75. The failure of our PRC resident shareholders and/or beneficial owners to timely amend their SAFE registrations pursuant to the Circular 75 or the failure of our future shareholders and/or beneficial owners who are PRC residents to comply with the registration requirement set forth in the Circular 75 may subject such shareholders, beneficial owners and/or our PRC subsidiaries to fines and legal sanctions. Any such failure may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to us or otherwise adversely affect our business.

The PRC government could restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain expenses as they come due or may restrict which limit the payment of dividends from the Company.

Our results and financial conditions are highly susceptible to changes in the PRC’s political, economic and social conditions as our revenue is currently wholly derived from our operations in the PRC.

Since 1978, the PRC government has undertaken various reforms of its economic systems. Such reforms have resulted in economic growth for the PRC in the last three decades. However, many of the reforms are unprecedented or experimental, and are expected to be refined and modified from time to time. Other political, economic and social factors may also lead to further readjustment of the reform measures. This refinement and adjustment process may consequently have a material impact on our operations in the PRC or a material adverse impact on our financial performance. Our results and financial condition may be adversely affected by changes in the PRC’s political, economic and social conditions and by changes in policies of the PRC government or changes in laws, regulations or the interpretation or implementation thereof.

Dividends payable to us by our PRC subsidiaries may be subject to PRC withholding taxes, dividends distributed to our non-PRC investors and gains realized by our non-PRC shareholders from the transfer of our securities may be subject to PRC withholding taxes under the Enterprise Income Tax Law.

The Enterprise Income Tax Law (“EIT Law”) imposes a 10% withholding income tax on dividends generated on or after January 1, 2008 and distributed by a resident enterprise to its foreign investors, if such foreign investors are considered as non-resident enterprises without any establishment or place of business within China or if the received dividends have no connection with such foreign investors’ establishment or place of business within China, unless such foreign investors’ jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. The British Virgin Islands, where we are incorporated, does not have such tax treaty with China. According to the Arrangement between Mainland of China and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income in August 2006, dividends paid by a foreign invested enterprise, or FIE, to its foreign investors in Hong Kong will be subject to withholding tax at a preferential rate of no more than 5% (if the foreign investor owns directly at least 25% of the shares of the FIE). The State Administration of Taxation further promulgated a circular, or Circular 601, on October 27, 2009, which provides that tax treaty benefits will be denied to “conduit” or shell companies without business substance and that a beneficial ownership analysis will be used based on a “substance-over-form” principle to determine whether or not to grant the tax treaty benefits. Our subsidiaries in China are directly invested in and held by a Hong Kong registered entity. If we are regarded as a non-resident enterprise and our Hong Kong entity regarded as resident enterprise, then our Hong Kong entity may be required to pay a 10% withholding tax on any dividends payable to it. If our Hong Kong entity is regarded as non-resident enterprises, then our subsidiaries in China will be required to pay a 5% withholding tax for any dividends payable to our Hong Kong entities provided that specific conditions are met. However, it is still unclear at this stage whether Circular 601 applies to dividends from our PRC subsidiaries paid to our Hong Kong subsidiary and if our Hong Kong subsidiary were not considered as “beneficial owner” of any dividends from our PRC subsidiaries, the dividends payable to our Hong Kong subsidiary would be subject to withholding tax at a rate of 10%. In either case, the amount of funds available to us, including the payment of dividends to our shareholders, could be materially reduced. In addition, because there remains uncertainty regarding the concept of “the place of de facto management body,” if we are regarded as a resident enterprise, under the EIT Law, any dividends to be distributed by us to our non-PRC shareholders will be subject to PRC withholding tax. We also cannot guarantee that any gains realized by such non-PRC shareholders from the transfer of our shares will not be subject to PRC withholding tax. If we are required under the EIT Law to withhold PRC income tax on dividends payable to our non-PRC shareholders or any gains realized by our non-PRC shareholders from transfer of our shares, their investment in our shares may be materially and adversely affected.

We may be subject to a significant withholding tax should equity transfers by our non-resident enterprises be determined to have been done without a reasonable business purpose.

In December 2009, the State Administration of Tax in China issued a circular on strengthening the management of proceeds from equity transfers by non-resident enterprises and requires foreign entities to report indirect sales of resident enterprises. If the existence of the overseas intermediary holding company is disregarded due to lack of reasonable business purpose or substance, gains on such sale are subject to PRC withholding tax. Due to limited guidance and implementation history of the circular, significant judgment is required in determining the existence of a reasonable business purpose by considering multiple factors, such as the form and substance of the arrangement, time of establishment of the foreign entity, relationship between each step of the arrangement, relationship between each component of the arrangement, implementation of the arrangement and the changes in the financial position of all parties involved in the transaction. Although we believe that our transactions during all the periods presented would be determined to have reasonable business purposes, should this not be the case, we would be subject to a significant withholding tax that could materially and adversely impact our financial position, results of operations and cash flows.

Uncertainty in the interpretation of PRC tax regulations may have a negative impact on our business operations, our acquisition or restructuring strategy or the value of our investment in it.

The SAT released a circular on December 15, 2009 that addresses the transfer of shares by nonresident companies, generally referred to as Circular 698. Circular 698, which became effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Circular 698 has the effect of taxing foreign companies on gains derived from the indirect sale of a PRC company. Where a foreign investor indirectly transfers equity interests in a PRC resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction that has an effective tax rate less than 12.5% or does not tax foreign income of its residents, the foreign investor must report this indirect transfer to the tax authority in charge of that PRC resident enterprise. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of avoiding PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10.0%.

SAT subsequently released public notices to clarify issues relating to Circular 698, including the Announcement on Several Issues concerning the EIT on the Indirect Transfers of Properties by Nonresident Enterprises (《关于非居民企业间接转让财产企业所得税若干问题的公告》) (the “SAT Notice 7”), which became effective on February 3, 2015. SAT Notice 7 abolished the compulsive reporting obligations originally set out in Circular 698. Under SAT Notice 7, if a non-resident enterprise transfers its shares in an overseas holding company, which directly or indirectly owns PRC taxable properties, including shares in a PRC company, via an arrangement without reasonable commercial purpose, such transfer shall be deemed as indirect transfer of the underlying PRC taxable properties. Accordingly, the transferee shall be deemed as a withholding agent with the obligation to withhold and remit the EIT to the competent PRC tax authorities. Factors that may be taken into consideration when determining whether there is a “reasonable commercial purpose” include, among other factors, the economic essence of the transferred shares, the economic essence of the assets held by the overseas holding company, the taxability of the transaction in offshore jurisdictions, and economic essence and duration of the offshore structure. SAT Notice 7 also sets out safe harbors for the “reasonable commercial purpose” test.

On October 17, 2017, the SAT released the Notice on Several Issues concerning the Withholding and Collection of Income Tax of Non-resident Enterprises from the Source (《关于非居民企业所得税源泉扣缴有关问题的公告》) (the “SAT Notice 37”). SAT Notice 37 clarifies: (1) matters concerning the withholding and collection of corporate income tax, and property transfer of non-resident enterprises based on the EIT Law; (2) the currencies required to be used by the withholding agents (when the payments is made in a currency rather than RMB), as well as the time, venue and business for the performance of the withholding and collection obligations; and (3) the abolishment of Circular 698.

There is little guidance and practical experience regarding the application of SAT Notice 7 and SAT Notice 37 and the related SAT notices. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax rates in foreign tax jurisdictions. As a result, due to our complex offshore restructuring, we may become at risk of being taxed under SAT Notice 7 and SAT Notice 37 and we may be required to expend valuable resources to comply with SAT Notice 7 and SAT Notice 37 or to establish that we should not be taxed under SAT Notice 7 and SAT Notice 37, which could have a material adverse effect on our financial condition and results of operations.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds from the offerings of any securities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company, our ability to make loans or additional capital contributions to our PRC operating subsidiaries is subject to PRC regulations and approvals. These regulations and approvals may delay or prevent us from using the proceeds we received in the past or will receive in the future from the offerings of securities to make loans or additional capital contributions to our PRC operating subsidiaries, and impair our ability to fund and expand our business which may adversely affect our business, financial condition and result of operations.

In 2008, the SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, which used to regulate the conversion by foreign-invested enterprises of foreign currency into Renminbi by restricting the usage of converted Renminbi. On April 8, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 took effect as of June 1, 2015 and superseded SAFE Circular 142 on the same date. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises and allows foreign-invested enterprises to settle their foreign exchange capital at their discretion, but continues to prohibit foreign-invested enterprises from using the Renminbi fund converted from their foreign exchange capitals for expenditures beyond their business scopes. On June 15, 2016, the SAFE promulgated the Circular on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange, or SAFE Circular 16. SAFE Circular 19 and SAFE Circular 16 continue to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, investment and financing (except for guarantee products issued by banks), providing loans to non-affiliated enterprises or constructing or purchasing real estate not for self-use. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer to and use in China the net proceeds from our offerings, which may adversely affect our business, financial condition and results of operations.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert RMB into foreign currencies and, if RMB were to decline in value, reducing our revenues and profits in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use RMB as functional currencies. The majority of our revenues derived and expenses incurred are in Chinese RMB with a relatively small amount in U.S. dollars. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the RMB depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Starting July 2005, the Chinese government changed its policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB has fluctuated within a narrow and managed band against a basket of certain foreign currencies. It is possible that the Chinese government will adopt a more flexible currency policy, which could result in more significant fluctuations of the RMB against the U.S. dollar.

The income statements of our China operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency-denominated transactions results in reduced revenues, operating expenses and net income for our non-U.S. operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of RMB denominated transactions results in increased revenues, operating expenses and net income for our non-U.S. operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our non-U.S. subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the non-U.S. subsidiaries’ financial statements will similarly be affected.

We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of RMB into foreign currency for current account items, conversion of RMB into foreign exchange for most of the capital items, such as foreign direct investment, loans or securities, requires the approval of the State Administration of Foreign Exchange, or SAFE. These approvals, however, do not guarantee the availability of foreign currency. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of RMB in the future. Because a significant amount of our future revenues are in the form of RMB, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in RMB to fund our business activities outside China, or to repay non-RMB-denominated obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

Restrictions on paying dividends or making other payments to us by our subsidiaries in China.

We are a holding company and do not have any assets or conduct any business operations in China other than our investments in our subsidiaries in China. As a result, if our non-China operations require cash from China, we would depend on dividend payments from our subsidiaries in China. We cannot make any assurance that we can continue to receive payments from our subsidiaries in China. In addition, under Chinese law, our subsidiaries are only allowed to pay dividends to us out of their distributable earnings, if any, as determined in accordance with Chinese accounting standards and regulations. Moreover, our Chinese subsidiaries are required to set aside at least 10% of their respective after-tax profit each year, if any, to fund certain mandated reserve funds, unless these reserves have reached 50% of their registered capital. These reserve funds are not payable or distributable as cash dividends. For Chinese subsidiaries with after-tax profits for the periods presented, the difference between after-tax profits as calculated under PRC accounting standards and U.S. GAAP relates primarily to share-based compensation expenses and intangible assets amortization expenses, which are not pushed down to our subsidiaries under PRC accounting standards. In addition, under the EIT Law and its implementing Rules, dividends generated from our PRC subsidiaries after January 1, 2008 and payable to their immediate holding company incorporated in Hong Kong generally will be subject to a withholding tax rate of 10% (unless the PRC tax authorities determine that our Hong Kong subsidiary is a resident enterprise). If certain conditions and requirements under the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income entered into between Hong Kong and the PRC and other related PRC laws and regulations are met, the withholding rate could be reduced to 5%.

The Chinese government also imposes controls on the convertibility of RMB into foreign currencies and the remittance of currency out of China in certain cases. We have experienced and may continue to experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. If we or any of our subsidiaries are unable to receive substantially all of the economic benefits from our operations through these contractual or dividend arrangements, we may be unable to effectively finance our operations or pay dividends on our Class A Ordinary Shares.

PRC laws and regulations establish more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

A number of PRC laws and regulations, including the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors adopted by six PRC regulatory agencies in 2006, or the M&A Rules, the Antimonopoly Law, and the Rules of Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors promulgated by the Ministry of Commerce in August 2011, or the Security Review Rules, have established procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time consuming and complex. These include requirements in some instances that the Ministry of Commerce be notified in advance of any change of control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from the Ministry of Commerce be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. PRC laws and regulations also require certain merger and acquisition transactions to be subject to merger control review or security review.

The Security Review Rules were formulated to implement the Notice of the General Office of the State Council on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, also known as Circular 6, which was promulgated in 2011. Under these rules, a security review is required for mergers and acquisitions by foreign investors having “national defense and security” concerns and mergers and acquisitions by which foreign investors may acquire the “de facto control” of domestic enterprises have “national security” concerns. In addition, when deciding whether a specific merger or acquisition of a domestic enterprise by foreign investors is subject to the security review, the Ministry of Commerce will look into the substance and actual impact of the transaction. The Security Review Rules further prohibit foreign investors from bypassing the security review requirement by structuring transactions through proxies, trusts, indirect investments, leases, loans, control through contractual arrangements or offshore transactions.

There is no requirement for foreign investors in those mergers and acquisitions transactions already completed prior to the promulgation of Circular 6 to submit such transactions to the Ministry of Commerce for security review. As we have already obtained the “de facto control” over our affiliated PRC entities prior to the effectiveness of these rules, we do not believe we are required to submit our existing contractual arrangements to the Ministry of Commerce for security review.

However, as these rules are relatively new and there is a lack of clear statutory interpretation on the implementation of the same, there is no assurance that the Ministry of Commerce will not apply these national security review-related rules to the acquisition of equity interest in our PRC subsidiaries. If we are found to be in violation of the Security Review Rules and other PRC laws and regulations with respect to the merger and acquisition activities in China, or fail to obtain any of the required approvals, the relevant regulatory authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income, revoking our PRC subsidiaries’ business or operating licenses, requiring us to restructure or unwind the relevant ownership structure or operations. Any of these actions could cause significant disruption to our business operations and may materially and adversely affect our business, financial condition and results of operations. Further, if the business of any target company that we plan to acquire falls into the ambit of security review, we may not be able to successfully acquire such company either by equity or asset acquisition, capital contribution or through any contractual arrangement. We may grow our business in part by acquiring other companies operating in our industry. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The PRC Labor Contract Law and its implementing rules may adversely affect our business and results of operations.

The PRC Labor Contract Law became effective and was implemented on January 1, 2008. The PRC Labor Contract Law has reinforced the protection for employees who, under the PRC Labor Contract Law, have the right, among others, to have written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the PRC Labor Contract Law establishes additional restrictions and increases the costs involved with dismissing employees. As the PRC Labor Contract Law is relatively new, there remains significant uncertainty as to its interpretation and application by the PRC Government. In the event that we decide to significantly reduce our workforce, the PRC Labor Contract Law could adversely affect our ability to do so in a timely and cost effective manner, and our results of operations could be adversely affected. In addition, for employees whose contracts include non-competition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

Failure by our PRC shareholders or beneficial owners to make required foreign exchange filings and registrations may prevent us from distributing dividends and expose us to liabilities under the PRC laws.

The Circular on Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Return Investments Conducted by Domestic Residents through Overseas Special Purpose Vehicles (“SAFE Circular No. 37”), which was promulgated by SAFE and became effective on July 14, 2014, requires a PRC individual resident (“PRC Resident”) to register with the local SAFE branch before he or she contributes assets or equity interests in an overseas special purpose vehicle (“Offshore SPV”) that is directly established or controlled by the PRC Resident for the purpose of conducting investment or financing. Following the initial registration, the PRC Resident is also required to register with the local SAFE branch for any major change in respect of the Offshore SPV, including, among other things, any major change of a PRC Resident shareholder, name or term of operation of the Offshore SPV, or any increase or reduction of the Offshore SPV’s registered capital, share transfer or swap, merger or division. Failure to comply with the registration procedures of SAFE Circular No. 37 may result in penalties and sanctions, including the imposition of restrictions on the ability of the Offshore SPV’s PRC subsidiary to distribute dividends to its overseas parent.

Our existing PRC Resident shareholders and beneficial owners currently are subject to the registration procedures under SAFE Circular No. 37. However, as SAFE Circular No. 37 was recently promulgated, it is unclear how this regulation and any future regulation concerning offshore or cross-border transactions will be interpreted, amended or implemented by the relevant government authorities. It cannot be predicted that how these regulations will affect our business operations or future strategies. Any failure by our PRC Resident shareholders or beneficial owners to make the updates with SAFE may subject the relevant PRC Resident shareholders or beneficial owners to penalties, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends, or affect our ownership structure and capital inflow from our offshore subsidiaries. As such, our business, financial condition, results of operations and liquidity as well as our ability to pay dividends or make other distributions to our shareholders may be materially and adversely affected.

We may not be able to adequately protect our intellectual property rights, and any failure to protect our intellectual property rights could adversely affect our revenues and competitive position.

We believe that trademarks, trade secrets, patents, copyrights, and other intellectual property we use are important to our business. We rely on a combination of trademark, copyright, patent and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. We have invested significant resources to develop our own intellectual property and acquire licenses to use and distribute the intellectual property of others. A failure to maintain or protect these rights could harm our business. In addition, any unauthorized use of our intellectual property by third parties may adversely affect our current and future revenues and our reputation.

The validity, enforceability and scope of protection available under intellectual property laws in the PRC are uncertain and still evolving. Implementation and enforcement of PRC intellectual property-related laws have historically been deficient and ineffective. Accordingly, protection of intellectual property rights in the PRC may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend patents issued to us or our other intellectual property or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention.

There are defects in our titles of or rights to use our properties.

We have not received the record of completion acceptance from the relevant authority for our facilities used in our production and storage (“Properties”). We do not have valid title or right to the said Properties. Any dispute or claim in relation to the title to the Properties, including any litigation involving allegations of illegal or unauthorized use of the Properties, may materially and adversely affect our operations, financial condition, reputation and future growth. However, we are in the process of applying to the relevant authority to obtain the completion acceptance for the Properties.

Risks Relating to Our Securities

Techniques employed by short sellers may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be, the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Class A Ordinary Shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our Class A Ordinary Shares could be greatly reduced or rendered worthless.

There is no public market for the Warrants offered in this offering.

There is no established public trading market for the Warrants being offered in this offering. We do not intend to apply to list the Warrants on the Nasdaq Capital Market or any other trading market. Accordingly, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants do not confer any rights of ordinary share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire ordinary shares at an exercise price of $54 per ordinary share, subject to certain adjustments, prior to the 5th year anniversary of the date of issuance. Moreover, following this offering, the market value of the Warrants, if any, is uncertain. There can be no assurance that the market price of the ordinary shares will equal or exceed the exercise price of the Warrants at any given time, and consequently, whether it will be profitable for holders of the Warrants to exercise the Warrants.

The market price of our Class A Ordinary Shares is volatile, leading to the possibility of its value being depressed at a time when you want to sell your holdings.

The market price of our Class A Ordinary Shares and warrants is volatile, and this volatility may continue. Numerous factors, many of which are beyond our control, may cause the market price of our Class A Ordinary Shares to fluctuate significantly. These factors include:

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our stock;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the same industry as we are;

●	customer demand for our products;

●	investor perceptions of the chemical industry in general and our company in particular;

●	the operating and stock performance of comparable companies;

●	general economic conditions and trends;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	loss of external funding sources;

●	failure to maintain compliance with NASDAQ rules;

●	sales of our Class A Ordinary Shares, including sales by our directors, officers or significant shareholders; and

●	additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their share price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources. Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. For example, in July 2008, the securities markets in the United States, China and other jurisdictions experienced the largest decline in share prices since September 2001. These market fluctuations may adversely affect the price of our Class A Ordinary Shares, warrants and other interests in our company at a time when you want to sell your interest in us.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On October 20, 2021, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the minimum bid price per share for its common shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Deficiency”).

Under the Nasdaq Listing Rules, the Company has until April 18, 2022 to regain compliance, and may be eligible for an extension of an additional 180 calendar days, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provide a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

On November 3, 2021, the Company received a written notification from Nasdaq indicating that the Company has regained compliance with the price-based requirements based on the Company’s closing bid price being $1.00 per share or greater for 10 consecutive business days from October 20 to November 2, 2021.

On January 4, 2022, the Company received a notification letter from the Nasdaq Listing Qualifications Staff of Nasdaq notifying the Company that the minimum bid price per share for its common shares has been below $1.00 for a period of 30 consecutive business days and the Company therefore no longer meets the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Deficiency”). Under the Nasdaq Listing Rules, the Company has until July 5, 2022 to regain compliance. On July 7, 2022, the Company received a written notification from Nasdaq, granting the Company another 180 calendar days extension, or until January 2, 2023, to regain compliance with Nasdaq's minimum bid price requirement.

If the Company fails to regain compliance with the price-based requirements or any other listing rules when required in the future, we could be subject to suspension and delisting proceedings. If our securities lose their status on The NASDAQ Capital Market, our securities would likely trade in the over-the-counter market. If our securities were to trade on the over-the-counter market, selling our securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our securities, further limiting the liquidity of our securities. These factors could result in lower prices and larger spreads in the bid and ask prices for our securities. Such delisting from The NASDAQ Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

While we believe that we currently have adequate internal control procedures in place, we are still exposed to potential risks from legislation requiring companies to evaluate controls under Section 404 of the Sarbanes-Oxley Act of 2002.

Under the supervision and with the participation of our management, we have evaluated our internal controls systems in order to allow management to report on the system and process evaluation and testing required in an effort to comply with the management certification and auditor attestation requirements of Section 404. As a result, we have incurred additional expenses and a diversion of management’s time.

If we fail to maintain effective internal control over financial reporting in the future, a material misstatement of our financial statements may not be prevented or detected on a timely basis. In addition, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. This could in turn result in the loss of investor confidence in the reliability of our financial statements and negatively impact the trading price of our shares. Furthermore, if we are not able to continue to meet the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities, such as the SEC or the NASDAQ. Any such action could adversely affect our financial results and the market price of our Class A Ordinary Shares and warrants.

As a foreign private issuer, we have limited reporting requirements under the Securities Exchange Act of 1934, which makes us less transparent than a United States issuer.

As a foreign private issuer, the rules and regulations under the Exchange Act provide us with certain exemptions from the reporting obligations of United States issuers. We are exempt from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions. Also, we are not required to publish financial statements as frequently, as promptly or containing the same information as United States companies. The result is that we will be less transparent than a U.S. issuer.

As a foreign private issuer, we are not subject to certain NASDAQ corporate governance rules applicable to public companies organized in the United States.

We rely on a provision in the NASDAQ Stock Market’s Listed Company Manual that allows us to follow BVI law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NASDAQ Stock Market.

For example, we are exempt from regulations of the NASDAQ Stock Market that require listed companies organized in the United States to:

●	have a majority of the board of directors consist of independent directors;

●	have an audit committee consisting solely of independent directors;

●	have a compensation committee consisting solely of independent directors;

●	obtain shareholder approval for a business combination;

●	obtain shareholder approval for the issuance of 20% or more of our outstanding Class A Ordinary Shares;

●	have a nominating committee consisting solely of independent directors.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Accordingly, our shareholders may not have the same protections afforded to shareholders of companies that are subject to these NASDAQ Stock Market requirements.

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could result in adverse United States federal income tax consequences to U.S. Holders.

Based on the market price of our Class A Ordinary Shares, the value of our assets, and the composition of our assets and income, we do not believe that we were a passive foreign investment company (a “PFIC”) for United States federal income tax purposes for our taxable year ended June 30, 2020 and we do not expect to be one for our taxable year ending June 30, 2021 or to become one in the foreseeable future. Nevertheless, the application of the PFIC rules is subject to ambiguity in several respects and, in addition, we must make a separate determination each year as to whether we are a PFIC (after the close of each taxable year). Accordingly, we cannot assure you that we will not be a PFIC for the current or any other taxable year. Moreover, although we do not believe we would be treated as a PFIC, we have not engaged any U.S. tax advisers to determine our PFIC status. In addition, if you owned our Class A Ordinary Shares at any time prior to our acquisition of Elite, you may be considered to own stock of a PFIC by virtue of the fact that we may have been a PFIC during the period prior to our acquisition of Elite, unless you made certain elections to opt out of PFIC treatment.

A non-United States corporation, such as us, will be classified as a PFIC for United States federal income tax purposes for any taxable year, if either (1) 75% or more of its gross income for such year consists of certain types of “passive” income, or (2) 50% or more of its average quarterly assets as determined on the basis of fair market value during such year produce or are held for the production of passive income. Because there are uncertainties in the application of the relevant rules and PFIC status is a fact-intensive determination made on an annual basis, no assurance can be given with respect to our PFIC status for the current or any other taxable year.

If we are characterized as a PFIC for any year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules.

We have outstanding exercisable securities that may dilute your holdings.

Our outstanding exercisable securities may adversely affect the market price of our shares.

As of the date of this prospectus, we have issued and outstanding securities exercisable into 2,139,328 Class A Ordinary Shares (warrants for the purchase of 2,139,328 shares). The sale or possibility of sale of the shares underlying these securities could have an adverse effect on the market price for its securities or its ability to obtain future financing. If and to the extent these securities are converted or exercised, you may experience dilution to your holdings.

Risk Relating to British Virgin Islands

Rights of shareholders under British Virgin Islands law differ from those under United States law, and, accordingly, our shareholders may have fewer protections.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Business Companies Act, 2004 (as amended, the “BVI Act”) and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our Class A Ordinary Shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company.

The laws of the British Virgin Islands provide limited protection for minority shareholders, so minority shareholders will have limited or no recourse if they are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, there is limited statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of a British Virgin Islands company and are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. As such, if those who control the company have persistently disregarded the requirements of the BVI Act or the provisions of the company’s memorandum and articles of association, then the courts will likely grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) acts that constitute fraud on the minority where the wrongdoers control the company; (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote; and (iv) acts where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded to minority shareholders under the laws of many states in the United States.

It may be difficult to enforce judgments against us or our executive officers and directors in jurisdictions outside the United States.

Under our Memorandum and Articles of Association, as amended, we may indemnify and hold our directors harmless against all claims and suits brought against them, subject to limited exceptions. Furthermore, to the extent allowed by law, the rights and obligations among or between us, any of our current or former directors, officers and employees and any current or former shareholder will be governed exclusively by the laws of the British Virgin Islands and subject to the jurisdiction of the British Virgin Islands courts, unless those rights or obligations do not relate to or arise out of their capacities as such. Although there is doubt as to whether United States courts would enforce these provisions in an action brought in the United States under United States securities laws, these provisions could make judgments obtained outside of the British Virgin Islands more difficult to enforce against our assets in the British Virgin Islands or jurisdictions that would apply British Virgin Islands law.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of one avenue to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce judgments of courts in the United States based on certain liability provisions of United States securities law or to impose liabilities, in original actions brought in the British Virgin Islands, based on certain liability provisions of the United States securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue the Company successfully, they may not be able to recover anything to make up for the losses suffered.

Risk Relating to This Offering

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our Class A Ordinary Shares;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our Class A Ordinary Shares, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A Ordinary Shares in the public market, the trading price of our Class A Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our Class A Ordinary Shares could also depress the market price of our Class A Ordinary Shares. A decline in the price of our Class A Ordinary Shares might impede our ability to raise capital through the issuance of additional of our Class A Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional of our Class A Ordinary Shares or securities convertible into or exercisable for our Class A Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of Class A Ordinary Shares issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Class A Ordinary Shares and this may have a negative impact on the market price of our Class A Ordinary Shares

The trading market for our Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Class A Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Class A Ordinary Shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Class A Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional of our Class A Ordinary Shares or other securities convertible into or exchangeable for of our Class A Ordinary Shares. We cannot assure you that we will be able to sell of our Class A Ordinary Shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. Each forward-looking statement speaks only as of the date this prospectus or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

Moreover, new risks regularly emerge after the outbreak of the COVID-19 and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus, as applicable. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any Selling Shareholder. The Selling Shareholders will receive all of the proceeds from the sale of Class A Ordinary Shares under the secondary offering of this prospectus. To the extent that we receive proceeds from the exercise of the Warrants, we will use those proceeds to pay for the expenses of this offering and for working capital and other general corporate purposes. The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Class A Ordinary Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Ordinary Shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

SELLING SHAREHOLDERS

The table below lists the Selling Shareholders and other information regarding the “beneficial ownership” of Class A Ordinary Shares by the Selling Shareholders. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” includes any Class A Ordinary Shares as to which the Selling Shareholders have sole or shared voting power or investment power and any Class A Ordinary Shares that the Selling Shareholders have the right to acquire within sixty (60) days (including Class A Ordinary Shares issuable upon exercise of warrants to purchase Class A Ordinary Shares that are currently exercisable or exercisable within sixty (60) days).

The second column indicates the number of Class A Ordinary Shares beneficially owned by the Selling Shareholders, based on their respective ownership as of December 22, 2022. The second column also assumes the exercise of all of the Warrants covered by this prospectus held by the Selling Shareholders as of December 22, 2022, without regard to any limitations on exercise described in this prospectus or in the Warrants.

The third column lists the Class A Ordinary Shares being offered in this prospectus by the Selling Shareholders.

This prospectus covers the resale of all of the ordinary shares issuable upon exercise of the Warrants covered by this prospectus that are held by the Selling Shareholders. The Selling Shareholders can offer all, some or none of their ordinary shares, thus we have no way of determining the number of the ordinary shares underlying Warrants that will be held after this offering. Therefore, the fourth and fifth columns assume that the Selling Shareholders will sell all of the Class A Ordinary Shares issuable upon exercise of the Warrants which are covered by this prospectus. See “Plan of Distribution.”

	Number of Ordinary Shares Owned Prior to Offering ** (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering (1)	Percentage Beneficially Owned After Offering (1)
Armistice Capital Master Fund Ltd (2)	93,334	93,334	0	*	%
Hudson Bay Master Fund Ltd. (3)	201	67	134	*	%
Shifang Wan (4)	11,334	11,334	0	*	%
TOTAL	104,869	104,735	134	*	%

*	Less than 1%

**	Giving retroactive effect to the 1 for 15 reverse split effected on December 15, 2022.

(1)	Includes Class A Ordinary Shares owned by the Selling Shareholders upon full exercise of all Warrants covered by this prospectus to purchase Class A Ordinary Shares that are held by the Selling Shareholders. The Warrants are each exercisable for one of our Class A Ordinary Shares at an exercise price of $54 per share. On December 15, 2022, the Company effect a one-for-fifteen (1-15) reverse split of its Class A Ordinary Shares.

(2)	The Class A Ordinary Shares reported herein are held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The ordinary shares are issuable only upon the exercise of Warrants, which are subject to a 4.99% beneficial ownership limitation prohibiting the Master Fund from exercising any portion of those Warrants if such exercise would result in the Master Fund owning a percentage of our outstanding common stock exceeding the 4.99% ownership limitation after giving effect to the issuance of common stock in connection with the Master Fund’s exercise of any portion of the Warrants. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022.

(3)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 28 Havemeyer Pl., 2nd Floor, Greenwich, CT 06830.

(4)	The address of Shifang Wan is Jiedazhuang Formation, Nidian Village, Sa Pu Town, Jin An District, Liu An City, Anhui Province, China.

PLAN OF DISTRIBUTION

The selling shareholders, including any of their donees, pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Class A Ordinary Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlements of short sales;

●	transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such Class A Ordinary Shares at a stipulated price per security;

●	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;

●	combinations of any such methods of sale; or

●	any other methods permitted pursuant to applicable law.

The selling shareholders may also sell ordinary under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of Class A Ordinary Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Class A Ordinary Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A ordinary shares offered by this prospectus, which Class A Ordinary Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Class A Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Class A Ordinary Shares.

In addition, any Class A Ordinary Shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the Class A Ordinary Shares may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the Class A Ordinary Shares pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale of Class A Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state laws. In addition, in certain states, the resale of Class A Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Class A Ordinary Shares may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Class A Ordinary Shares of the Class A Ordinary Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital which solely consists of Class A Ordinary Shares and preferred shares, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Class A Ordinary Shares and the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future Class A Ordinary Shares or preferred shares that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our Class A Ordinary Shares and preferred shares, please refer to our Memorandum and Articles of Association, that is incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by British Virgin Islands law. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our Memorandum and Articles of Association, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our Memorandum and Articles of Association, see “Where You Can Find More Information.”

Our authorized capital stock consists of an unlimited number of shares divided into: (i) an unlimited number of Class A ordinary shares with no par value (the “Class A Ordinary Shares”); (ii) 200,000,000 Class B ordinary shares with no par value (the “Class B Ordinary Shares”) and (ii) 5,000,000 preferred shares, par value $0.0001 per share. As of June 30, 2022, 116,773,794 Class A Ordinary Shares were issued and outstanding and 975,000 Class B ordinary shares were issued and outstanding. Each share, regardless if it is part of a class of ordinary shares, has the right to one vote at a meeting of shareholders or on any resolution of shareholders, the right to an equal share in any dividend paid by us, and the right to an equal share in the distribution of surplus assets. We may by a resolution of the Board of Directors redeem our shares for such consideration as the Board of Directors determines.

EXPENSES

We are paying all of the expenses of the registration of our Class A Ordinary Shares under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $20,124.02 which at the present time include the following categories of expenses:

SEC registration fee	$124.02
Legal fees and expenses	$20,000
Total	$20,124.02

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our Class A Ordinary Shares pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Harney Westwood & Riegels LP to the extent governed by the laws of the British Virgin Islands. Legal matters as to PRC laws and regulations will be passed upon for us by Taihang Law Firm.

EXPERTS

The consolidated financial statements as of June 30, 2022 and 2021 and for the fiscal years ended June 30, 2022, 2021 and 2020 are incorporated by reference into this prospectus have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the SEC’s public reference rooms, including those located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the Class A Ordinary Shares being offering under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to our Company and the Class A Ordinary Shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement are available for inspection and copying as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:

●	the Company’s Annual Report, as amended on Form 20-F for the fiscal year ended June 30, 2022, filed with the SEC on October 31, 2022;

●	the description of our Class A Ordinary Shares incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-35755) filed with the SEC on June 1, 2015, including any amendment and report subsequently filed for the purpose of updating that description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus.

We will also provide copies of our filings free of charge upon written or oral request. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

Bit Brother Limited

15/F, Block A, Kineer Business Centre

53 Binjiang Road, Yuelu DistrictChangsha, Hunan Province,

China 410023

+86 0731-82290658

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as:

●	Political and economic stability:

●	An effective judicial system;

●	A favorable tax system;

●	The absence of exchange control or currency restrictions; and

●	The availability of professional and support services

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our organizational documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. The majority of our directors and officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Harney Westwood & Riegels LP, our counsel with respect to the laws of the British Virgin Islands, and Taihang Law Firm, our counsel with respect to PRC laws and regulations, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands or mainland China would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands or mainland China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our BVI counsel, Harney Westwood & Riegels LP, has further advised us that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Harney Westwood & Riegels LP that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:

●	the foreign court issuing the judgment had jurisdiction in the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process; and

●	the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an in British Virgin Islands law.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

Our PRC counsel, Taihang Law Firm, has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Courts in mainland China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between mainland China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between mainland China and the United States for the mutual recognition and enforcement of court judgments. Taihang Law Firm has further advised us that under PRC laws and regulations, courts in mainland China will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC laws and regulations or national sovereignty, security or public interest, thus making the recognition and enforcement of a U.S. court judgment in mainland China difficult.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Class A Ordinary Shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

BIT BROTHER LIMITED

Up to

93,401 Class A Ordinary Shares Underlying Warrants Offered by Selling Shareholders

and

11,334 Class A Ordinary Shares Offered by Selling Shareholders

PROSPECTUS

DECEMBER 23, 2022

WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER OF THESE ORDINARY SHARES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS AND YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we may indemnify and secure harmless our directors, secretary, other officers, auditors, liquidators and agents against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with legal, administrative or investigative proceedings to which they are a party or are threatened to be made a party by reason of their acting as our directors, secretary, officers, auditors, liquidators or agents. To be entitled to indemnification, these persons must not have acted with actual fraud or willful default in any matter on the part of any said persons, and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Item 9. Exhibits

No.	Description
5.1	Opinion of Harney Westwood & Riegels LP **

5.2	Opinion of Zhejiang Taihang Law Firm*

23.1	Consent of Harney Westwood & Riegels LP (included in Exhibit 5.1) **

23.2	Consent of Centurion ZD CPA & Co.*

23.3	Consent of Zhejiang Taihang Law Firm*

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)*

107	Filing Fee Table *

*	Filed herewith.

**	To be filed by amendment

Item 10. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of ordinary shares offered (if the total dollar value of ordinary shares offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the ordinary shares offered therein, and the offering of such Class A ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the Class A ordinary shares being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of Class A ordinary shares in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the Class A ordinary shares in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the Class A ordinary shares, the undersigned Registrant undertakes that in a primary offering of Class A ordinary shares of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the Class A ordinary shares to the purchaser, if the Class A ordinary shares are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such Class A ordinary shares to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its Class A ordinary shares provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Class A ordinary shares offered therein, and the offering of such Class A ordinary shares at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Class A ordinary shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the Class A shares offered therein, and the offering of such Class A ordinary shares at that time will be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hunan, the People’s Republic of China, on this 23th day of December, 2022.

BIT BROTHER LIMITED

By:	/s/ Xianlong Wu
Xianlong Wu
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Xianlong Wu and Diyu Jiang and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Xianlong Wu	Chief Executive Officer and Chairman of the Board of Directors	December 23, 2022
Xianlong Wu	(Principal Executive Officer)

/s/ Diyu Jiang	Chief Financial Officer and Director	December 23, 2022
Diyu Jiang	(Principal Accounting and Financial Officer)

/s/ Jing Yi	Independent Director	December 23, 2022
Jing Yi

/s/ Anatoly Danilitskiy	Independent Director	December 23, 2022
Anatoly Danilitskiy

/s/ Yunfei Song	Independent Director	December 23, 2022
Yunfei Song

/s/ Ralph Leslie Jones	Director	December 23, 2022
Ralph Leslie Jones

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Company has signed this Registration Statement or amendment thereto in Newark, Delaware on December 23, 2022.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director